UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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EMERALD OIL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EMERALD OIL, INC.
1600 Broadway, Suite 1360
Denver, Colorado 80202
Ph: (303) 595-5600

April 24, 2015

Dear Shareholder:

We are pleased to invite you to attend the 2015 Annual Meeting of Shareholders of Emerald Oil, Inc., to be held on May 20, 2015 at Emerald’s offices located at 1600 Broadway, Suite 1360, Denver, Colorado 80202, commencing at 7:00 a.m., local time.

The formal notice of the Annual Meeting and proxy statement follows this letter. Enclosed with this proxy statement you will also find your proxy card, a return envelope and a copy of our Annual Report on Form 10-K, for the year ended December 31, 2014.

I hope to see you at the Annual Meeting.

Emerald Oil, Inc.

McAndrew Rudisill
Chief Executive Officer

EMERALD OIL, INC.
1600 Broadway, Suite 1360
Denver, Colorado 80202
Ph: (303) 595-5600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 20, 2015

To Our Shareholders:

The 2015 Annual Meeting of the Shareholders (the “2015 Annual Meeting”) of Emerald Oil, Inc. will be held on May 20, 2015 at Emerald’s offices located at 1600 Broadway, Suite 1360, Denver, Colorado 80202, commencing at 7:00 a.m., local time. The purposes of the 2015 Annual Meeting are to:

(1)	Elect six (6) directors to our Board of Directors to serve until the next annual meeting of shareholders or until such time as their successors are elected and qualified;
(2)	Consider and vote upon a proposal to approve an amendment to our Certificate of Incorporation to effect a 1-for-20 reverse stock split of our common stock;
(3)	Consider and vote upon a proposal to approve the Emerald Oil, Inc. Third Amended and Restated 2011 Equity Incentive Plan;
(4)	Consider and vote upon a proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2015 fiscal year; and
(5)	To transact such other business as may properly come before the 2015 Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 14, 2015 are entitled to notice of the 2015 Annual Meeting and to vote at the meeting or any adjournment or postponement thereof. The Board of Directors recommends a vote “FOR” all nominees in Proposal 1 and a vote “FOR” Proposals 2, 3 and 4.

Your vote is important. You are cordially invited to attend the meeting. Even if you do not plan to attend the 2015 Annual Meeting, we urge you to sign, date and return the proxy at once in the enclosed envelope, vote on the website or vote by telephone. The prompt return of proxies will save the Company the expense related to further requests for proxies.

By Order of the Board of Directors

Ryan Smith
Chief Financial Officer
Denver, Colorado
April 24, 2015

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of Shareholders to be held on May 20, 2015: The proxy statement, form of proxy card and Annual Report on Form 10-K are available on the investor page of the Emerald Oil, Inc. website at www.emeraldoil.com.

i

EMERALD OIL, INC.
1600 Broadway, Suite 1360
Denver, Colorado 80202

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2015

PROXY STATEMENT
INTRODUCTION

Your proxy is solicited by the Board of Directors (the “Board”) of Emerald Oil, Inc., a Delaware corporation, for the 2015 Annual Meeting of Shareholders to be held on May 20, 2015, at the location and for the purposes set forth in the Notice of Annual Meeting of Shareholders, and at any adjournment or postponement thereof. We expect that this proxy statement, the related proxy and Notice of Annual Meeting of Shareholders will first be mailed to shareholders on or about April 24, 2015.

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of common stock, will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally, by telephone, or other electronic means. Additionally, the Company has engaged Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902 to assist it in connection with the solicitation of proxies in connection with the Annual Meeting at an estimated cost of $7,500 plus reimbursement of reasonable out-of pocket expenses. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our common stock and to obtain proxies.

You may vote your shares by internet, by telephone or by mail by following the instructions on the enclosed proxy or you may vote your shares in person by attending the 2015 Annual Meeting. If your shares are held in “street name,” you must instruct the record holder of your shares in order to vote. Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary prior to the voting of such proxy, giving a duly executed proxy bearing a later date or by attending and voting at the meeting. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the proxy for that purpose. Proxies that are signed but lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Annual Meeting of Shareholders and in favor of the slate of directors proposed by the Board and listed herein.

Each holder of common stock is entitled to one vote for each share of common stock held. If you vote for all nominees, one vote per share will be cast for each of the six nominees. You may withhold votes from any or all nominees. Except for the votes that shareholders of record withhold from any or all nominees, the persons named in the proxy card will vote such proxy “FOR” the election of nominees as directors.

The Board has fixed April 14, 2015 as the record date for determining shareholders entitled to vote at the 2015 Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the 2015 Annual Meeting. At the close of business on April 14, 2015, 107,929,271 shares of common stock and 5,114,633 shares of Series B Voting Preferred Stock were issued and outstanding. The holders of Series B Voting Preferred Stock are entitled to vote in the election of directors and on all other matters submitted to a vote of the holders of our common stock, with the holders of Series B Voting Preferred Stock and the holders of common stock voting together as a single class. Holders of Series B Voting Preferred Stock are entitled to one vote for each share of Series B Voting Preferred Stock so held. Each share of Series B Voting Preferred Stock entitled to vote at the meeting shall not be considered in determining whether a quorum is present at the 2015 Annual Meeting.

If you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any proposal for which the holder of record does not have discretionary authority to vote. Rules of the NYSE MKT determine whether proposals presented at shareholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your broker, bank or other holder of record is permitted under NYSE MKT rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your broker, bank or other holder of record is not permitted under NYSE MKT rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner.

Under the rules of the NYSE MKT, the proposal relating to the ratification of our independent registered public accounting firm is a discretionary proposal and all other proposals included in this proxy statement are non-discretionary proposals. If you are a beneficial owner and you do not provide voting instructions to your bank, broker or other holder of record holding shares for you, your shares may be voted with respect to the ratification of our independent registered public accounting firm, but will not be voted with respect to the other matters to be considered at the 2015 Annual Meeting without those instructions. Without your voting instructions on these matters, a broker non-vote will occur with respect to your shares. Shares subject to broker non-votes will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of such matters to be presented at the 2015 Annual Meeting; however, such shares will be considered present at the 2015 Annual Meeting for purposes of determining the existence of a quorum. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 14, 2015 certain information regarding beneficial ownership of our common stock by:

•	each person known to us to beneficially own 5% or more of our common stock;
•	each executive officer named in the Summary Compensation Table on page 24, who in this proxy statement are collectively referred to as the “named executive officers”;
•	each of our directors (including nominees); and
•	all of our executive officers (as that term is defined under the rules and regulations of the Securities and Exchange Commission) and directors as a group.

We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each shareholder named in the table has sole voting and dispositive power with respect to the shares of common stock set forth opposite the shareholder’s name. We have based our calculation of the percentage of beneficial ownership on 107,929,271 shares of common stock and 5,114,633 shares of Series B Voting Preferred Stock outstanding on April 14, 2015, plus common stock deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act. Each share of Series B Voting Preferred Stock is part of a unit consisting of one share of Series B Voting Preferred Stock and a warrant representing the right to purchase one share of common stock. Unless otherwise noted, the address of each beneficial owner listed on the table is c/o Emerald Oil, Inc., 1600 Broadway, Suite 1360, Denver, Colorado 80202.

Name and Address	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock	Amount and Nature of Beneficial Ownership of Series B Voting Preferred Stock	Percent of Series B Voting Preferred Stock	Percent of Voting Securities Beneficially Owned(1)
Certain Beneficial Owners:
Edelman & Guill Energy L.P.(2)	27,508,648	24.2%	5,114,633	100%	24.2%
Executive Officers and Directors:
James Russell (J.R.) Reger(3)	1,820,356	1.7%	—	—	1.6%
McAndrew Rudisill(4)	1,398,485	1.3%	—	—	1.2%
Mike Dickinson	301,267	*	—	—	*
Ryan Smith(5)	120,013	*	—	—	*
Ben A. Guill(2)	27,650,062	25.6%	5,114,633	100%	24.3%
Duke R. Ligon(6)	265,950	*	—	—	*
Seth Setrakian(6)	394,270	*	—	—	*
Daniel L. Spears(6)	276,235	*	—	—	*
All current directors and executive officers as a group (8 persons)(7)	32,226,638	29.7%	5,114,633	100%	28.3%

*	Less than one percent.
(1)	Unless otherwise indicated, each shareholder has sole voting and investment power with respect to all shares of common stock indicated as being beneficially owned by such shareholder. Shares of common stock that are not outstanding, but which a designated shareholder has the right to acquire within 60 days, are included in the number of shares beneficially owned by such shareholder and are deemed to be outstanding for purposes of determining the percentage of outstanding shares beneficially owned by such shareholder, but not for purposes of determining the percentage of outstanding shares beneficially owned by any other designated shareholder.
(2)	Includes 472,452 underlying shares of our convertible notes and 4,943,729 units consisting of (i) a warrant to purchase 4,943,729 shares of common stock and (ii) 4,943,729 shares of Series B Voting Preferred Stock held by WDE Emerald Holdings LLC and 170,904 units consisting of (i) a warrant to purchase 170,904 shares of common stock and (ii) 170,904 shares of Series B Voting Preferred Stock held by White Deer Energy FI L.P., which are members of a “group” for purposes of Section 13(d) of the Exchange Act. Such group includes White Deer Energy L.P., White Deer Energy TE L.P., Edelman & Guill Energy L.P., Edelman & Guill Energy Ltd., Thomas J. Edelman and Ben A. Guill. White Deer Energy L.P. and White Deer Energy TE L.P. are the members of WDE Emerald Holdings LLC. By virtue of being members of WDE Emerald Holdings LLC, White Deer Energy L.P. and White Deer Energy TE L.P. may be deemed to possess voting and dispositive power with respect to 4,784,950 shares of common stock underlying the warrant and the 4,784,950 shares of Series B Voting Preferred Stock beneficially owned by WDE Emerald Holdings LLC. Edelman & Guill Energy L.P. is the general partner of White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P.; Edelman & Guill Energy Ltd. is the general partner of Edelman & Guill Energy L.P.; and Messrs. Edelman and Guill are the directors of Edelman & Guill Energy Ltd. Accordingly, each of Edelman & Guill Energy L.P., Edelman & Guill Energy Ltd., and Messrs. Edelman and Guill may be deemed to control the investment decisions of (i) White Deer Energy L.P. and White Deer Energy TE L.P. and, therefore, WDE Emerald Holdings LLC and (ii) White Deer Energy FI L.P. The members of the aforementioned “group” disclaim beneficial ownership of the shares of common stock underlying the warrants held by WDE Emerald Holdings LLC and White Deer Energy FI L.P. except to the extent of their respective pecuniary interests therein. The business address for each member of the aforementioned “group” is 700 Louisiana, Suite 4770, Houston, TX 77002.

(3)	Includes 170,373 shares of common stock held by South Fork Exploration, LLC, of which Mr. Reger owns 100% of the issued membership units, warrants to purchase 186,077 shares of common stock that have vested but have not been exercised, and options to acquire 97,364 shares of common stock. The weighted average exercise price for each of the options and warrants, respectively, is $7.73 and $6.86. Does not include 159,606 unvested restricted stock units and unvested options to purchase 37,522 shares of common stock, the weighted average exercise price of which is $7.69.
(4)	Includes options to acquire 97,364 shares of common stock. Does not include 159,606 unvested restricted stock units and unvested options to purchase 37,522 shares of common stock, the weighted average exercise price of which is $7.69.
(5)	Includes options to acquire 3,600 shares of common stock. Does not include 8,413 unvested restricted stock units and unvested options to purchase 1,800 shares of common stock, the weighted average exercise price of which is $7.69.
(6)	Includes options to acquire 12,400 shares of common stock. Does not include 10,000 unvested restricted stock units and unvested options to purchase 6,200 shares of common stock, the weighted average exercise price of which is $7.69.
(7)	Includes options to acquire 247,928 shares of common stock. Does not include 367,626 unvested restricted stock units or unvested options to purchase 101,644 shares of common stock, the weighted average exercise price of which is $7.69.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Certificate of Incorporation, as amended, specifies that the number of directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of our Board. Our Board is currently composed of six directors, all of whom are currently up for re-election.

Our Governance/Nominating Committee has nominated six of our current directors for re-election at the 2015 Annual Meeting to hold office until a successor is duly qualified and elected, or until the director’s earlier death, resignation or removal in accordance with our bylaws. We have no reason to believe that any of the director nominees named below will be unable or unwilling to serve as director if elected. If for any reason any nominee withdraws or is unable to serve as a director (neither of which is expected at this time), the shares represented by all valid proxies will be voted for the election of a substitute nominee recommended by the Board or the Board may reduce the size of the Board.

The six nominees receiving the affirmative vote of a majority of the votes cast with respect to the director will be elected as directors. Except as otherwise directed on the proxy cards, the proxies will vote all valid proxies for the six nominees identified below.

Nominees for Election as Directors at the 2015 Annual Meeting

The Board has recommended the following persons as nominees for election as directors at the 2015 Annual Meeting:

Nominee Name	Age (as of 2015 Annual Meeting)	Year First Became a Director
Ben A. Guill	64	2015
Duke R. Ligon	72	2012
James Russell (J.R.) Reger	40	2010
McAndrew Rudisill	36	2012
Seth Setrakian	42	2012
Daniel L. Spears	42	2012

Certain biographical information relating to each of the nominees for election to our Board is set forth below:

Ben A. Guill has been a director since January 2015. Mr. Guill is currently Managing Partner of White Deer Energy L.P., an energy private equity fund. Prior to forming White Deer in 2008, Mr. Guill served as President of First Reserve Corporation, an energy-focused private equity firm, from 1998 to 2007. During that period, he helped the firm and the funds it raised grow from $812 million with seven investment professionals to $7.8 billion with 35 investment professionals. He managed First Reserve’s Houston office, focusing on deal origination, investment analysis, negotiation of acquisitions and management of portfolio companies. Prior to 1998, Mr. Guill was Co-Head of Investment Banking at Simmons & Company International, a leading specialized investment bank serving the energy industry. Mr. Guill joined Simmons in 1980 and served 19 years in corporate finance, working primarily on mergers and acquisitions, financings and corporate restructuring. Prior to his service with Simmons, Mr. Guill was an Associate at Blyth Eastman Dillon. Mr. Guill is a director of National Oilwell Varco Inc. (NYSE: NOV). Mr. Guill serves on the board of MD Anderson Cancer Center in Houston and the Houston region of Teach for America. Mr. Guill holds an MBA in Finance from Wharton Business School and a BA in English from Princeton University. Mr. Guill’s qualifications to sit on the Board include his 19 years of experience in investment banking and 13 years of experience in private equity. Mr. Guill has over 35 years of experience in the energy industry as an investment banker and private equity investor. Mr. Guill also gained valuable outside board experience from his previous tenures as a director of: Dresser, Inc., Quanta Services, Inc., T-3 Energy Services, Inc., National Oilwell Varco, Inc., Chart Industries, Inc. and the general partner of Cheniere Energy Partners, L.P.

Duke R. Ligon has been a director since July 2012. Mr. Ligon has served as Chairman of PostRock Energy Corporation (NASDAQ: PSTR), an independent oil and natural gas company, since October 2010 and as Chairman and Director of one of PostRock’s predecessor entities since 2006. Mr. Ligon has more than 40 years of legal expertise in corporate securities, litigation, governmental affairs and mergers and acquisitions. He is an attorney and served as senior vice president and general counsel of Devon Energy Corporation (NYSE: DVN), an independent natural gas and oil exploration and production company, from January 1997 until he retired in February 2007. From 2007 to 2010, Mr. Ligon served as a strategic legal advisor to Love’s Travel Stops & Country Stores, Inc., a privately held chain of fuelling stations and attached convenience stores, and currently is the manager and owner of Mekusukey Oil Company, LLC, a privately held oil and natural gas company. Prior to joining Devon, Mr. Ligon practiced law for 12 years and last served as a partner at the law firm of Mayer Brown LLP in New York City. In addition, Mr. Ligon was Senior Vice President and Managing Director for Investment Banking at Bankers Trust Co., a privately held commercial bank, in New York City for 10 years. Mr. Ligon also serves as a member of the board of directors of Panhandle Oil and Gas, Inc. (NYSE: PHX), an oil and natural gas company, as a member of the board of directors of Vantage Drilling Company (AMX: VTG), an offshore drilling contractor, Chairman of the Board of Blueknight Energy Partners, LP (NASDAQ: BKEP), a midstream energy business, Chairman of the Board of SteelPath MLP Funds, a privately held mutual fund providing access to the Master Limited Partnership asset class, member of the board of directors of SteelPath Energy Infrastructure Investment Company, an MLP focused investment manager, Chairman of the Board of Security State Bank, member of the board of directors of Heritage Trust Company, member of the board of directors of Orion California LP, a privately held oil and natural gas company. He was formerly on the board of directors of SteelPath MLP Funds Trust, TransMontaigne Partners L.P. (NYSE: TLP), TEPPCO Partners, L.P. (NYSE: TPP), and member of the Advisory Committee of LegalShield, a privately held prepaid legal services company (formerly Pre-Paid Legal Services, Inc. where he was a board member and Chairman of the Special Committee that negotiated the recent sale to MidOcean Partners). Mr. Ligon received an undergraduate degree in chemistry from Westminster College and a law degree from the University of Texas School of Law. Mr. Ligon’s qualifications to sit on the Board include his experience as senior vice president and general counsel of Devon Energy Corporation and his expertise in corporate securities, litigation, governmental affairs and mergers and acquisitions, as well as his service on a number of boards of directors of other publicly traded companies, primarily in the energy industry.

James Russell (J.R.) Reger has been a director since April 2010, has served as an officer with the title Vice Chairman of the Company since April 2014 and served as our Chief Executive Officer from April 2010 to July 2012. Mr. Reger was the Chief Executive Officer of Plains Energy Investments, Inc. from December 2009 to April 2010. From May 2004 to July 2006, Mr. Reger developed Williston Basin leaseholds as a Principal of Reger Oil, LLC based in Billings, Montana. From August 2006 to December 31, 2009, Mr. Reger was the President of South Fork Exploration, LLC, a lease acquisition and development company with assets in North Dakota, Montana and Wyoming. Mr. Reger holds a B.A. in Finance from Baylor University in Waco, Texas. Mr. Reger’s qualifications to sit on the Board include his role as founder and officer of the Company since 2010, and his knowledge and understanding of the energy industry, especially in North Dakota and Montana.

McAndrew Rudisill has been a director since July 2012 and has served as our Chief Executive Officer since May 2013. Prior to his appointment as Chief Executive Officer, Mr. Rudisill served as our President from July 2012 to May 2013. Mr. Rudisill has 12 years of investment management and investment banking experience in the natural resources sector. Prior to joining the Company, Mr. Rudisill was Executive Chairman of Emerald Oil, Inc., which we acquired in July 2012, from 2011 to 2012. Mr. Rudisill was the Managing Partner and founder of Pelagic Capital Advisors LP from 2007 to 2011. Prior to forming Pelagic Capital Advisors LP, Mr. Rudisill was a co-founder and Managing Partner of BrightStream Asset Management which focused on investments in natural resources from 2005 to 2007. Before co-founding BrightStream, Mr. Rudisill was an Analyst and Managing Director at North Sound Capital from 2003 to 2005 where he was responsible for investments in global natural resources. Mr. Rudisill holds a B.A. cum laude with high honors in Economics from Middlebury College in Middlebury, Vermont. Mr. Rudisill’s qualifications to sit on the Board include his role as our Chief Executive Officer and his public and private equity investment experience, investment banking experience and dealings with structuring numerous transactions in the energy industry.

Seth Setrakian has been a director since July 2012. Mr. Setrakian has 15 years of investment management experience. Mr. Setrakian has been a Partner and Co-Head of Domestic Equities of First New York Securities, LLC, a privately held principal trading firm since 2000. Prior to First New York, Mr. Setrakian was a Partner of Helios Partners and Seneca Capital, both U.S.-based private investment firms from 1996 to 2000. Mr. Setrakian’s career began at Arthur Andersen, where he was an associate in the Corporate Finance group. Mr. Setrakian graduated summa cum laude, with a B.S. in Accounting, from Pennsylvania State University. Mr. Setrakian’s qualifications to sit on the Board include his extensive capital markets expertise, his involvement with publicly traded energy companies and background in finance and strategic management.

Daniel L. Spears has been a director since July 2012 and has been Chairman of the Board since 2014. Mr. Spears has 20 years of investment management and investment banking experience in the natural resources sector. Mr. Spears has been a partner and portfolio manager at Dallas, Texas based Swank Capital, LLC, an energy infrastructure investment management company, and its wholly owned investment manager, Cushing MLP Asset Management, LP since 2006. Prior to 2006, Mr. Spears was an investment banker in the Natural Resources Group at Bank of America Securities LLC for eight years. Mr. Spears also worked in the Global Energy and Power Investment Banking Group at Salomon Smith Barney. Mr. Spears serves on the board of directors of Lonestar Midstream, L.P., a private midstream master limited partnership, and Central Energy, LP, a private distribution-focused master limited partnership trading in the over-the-counter market. Mr. Spears received his B.S. in Economics from the Wharton School of the University of Pennsylvania. Mr. Spears’ qualifications to sit on the Board include his investment banking and money management expertise and his expertise related to public and private companies in the energy industry, as well as his service on a number of boards of directors of other publicly traded companies, primarily in the energy industry.

CORPORATE GOVERNANCE

Independence

Our Board has determined that four of our non-employee director nominees, Duke R. Ligon, Seth Setrakian, Ben A. Guill and Daniel L. Spears, are independent directors, as defined by the listing standards of the NYSE MKT stock exchange. Our employee director nominees are McAndrew Rudisill and J.R. Reger.

Board Leadership Structure

In determining the appropriate leadership of our Board of Directors, the Board considers many factors, including our specific business needs, fulfilling the duties of the Board and the best interests of our shareholders. Mr. Spears currently serves as Chairman of the Board, and Mr. Rudisill currently serves as Chief Executive Officer and as a member of the Board. The Board believes this leadership structure is best for the Company at the current time because it provides us with the expertise of Mr. Spears, who has significant expertise in the oil and natural gas industry and in the capital markets, and it provides the Board with the services of Mr. Rudisill, who has significant management experience and expertise with respect to the oil and natural gas industry and the successful implementation of growth strategies, as well as oversight of management.

The Board also believes that the current leadership structure achieves independent oversight and management accountability through regular executive sessions of the non-management directors and through a Board consisting of a majority of independent directors, and strong independent committee chairs. We do not have a designated lead independent director, instead we allow our independent directors as a group to choose who among them is best suited to serve as the chair of each executive session. The Board will, however, maintain its flexibility to modify this structure at any given point in time to provide appropriate leadership for us.

Board’s Role in Risk Oversight

Our Board retains primary responsibility for risk oversight. To assist the Board in carrying out its oversight responsibilities, members of our senior management report to the Board and its committees on areas of risk, and our Board committees consider specific areas of risk inherent in their respective areas of oversight and report to the full Board regarding their activities. For example, our Audit Committee periodically discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures. Our Compensation Committee considers employee-related risks as it evaluates the performance of our executive officers and determines our executive compensation. Our Nominating, Governance, Safety & Environmental Committee (the “Governance/Nominating Committee”) focuses on issues relating to Board composition and corporate governance matters, and environmental safety issues. In addition, to ensure that our Board has a broad view of our overall risk management process, the Board periodically reviews our long-term strategic plans and the principal issues and risks that we may face, as well as the processes through which we manage risk.

Code of Ethics and Business Conduct

The Board has adopted a Code of Ethics and Business Conduct that applies to all employees, consultants, directors and officers, including our principal executive officer, principal financial officer, and principal accounting officer. Our Code of Ethics and Business Conduct addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, Company opportunities, gifts and political contributions, relationships with government officials, conflicts of interest and insider trading. Our Code of Ethics and Business Conduct is available on our website at www.emeraldoil.com. Emerald intends to include on its website any amendment to, or waiver from, a provision of the Code of Ethics and Business Conduct that applies to the principal executive officer, principal financial officer, principal accounting officer and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K. A copy of our Code of Ethics and Business Conduct will be provided to any person, without charge, upon request to the Secretary at 1600 Broadway, Suite 1360, Denver, Colorado 80202.

Shareholder Communications with the Board of Directors

Shareholders may communicate directly with the Board. All communications should be directed to our Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board or for non-management directors, and our Secretary will forward the communications to all specified directors. If no director is specified, the communication will be forwarded to the entire Board. Shareholder communications to the Board should be sent to:

Emerald Oil, Inc. Board of Directors
Attention: Secretary
1600 Broadway, Suite 1360
Denver, Colorado 80202

Director Attendance at Annual Meetings

Directors’ attendance at annual meetings can provide shareholders with an opportunity to communicate with directors about issues affecting us. We do not have a policy regarding director attendance, but all directors are encouraged to attend the Annual Meeting of Shareholders. One member of the Board attended the 2014 Annual Meeting of Shareholders.

Board and Committee Meetings

During fiscal 2014, the Board held five formal meetings. The directors often communicate informally to discuss the affairs of the Company and, when appropriate, take formal action by written consent of all of the directors, in accordance with our Certificate of Incorporation and bylaws and Delaware law. The directors also participate in quarterly financial update calls with management.

Our Board has three standing committees, the Audit Committee, the Compensation Committee and the Governance/Nominating Committee. Members of such committees met formally and informally from time to time throughout fiscal 2014 on committee matters, with the Audit Committee holding five formal meetings, the Compensation Committee holding five formal meetings and the Governance/Nominating Committee holding four formal meetings.

Each director attended, in person or by telephone, in 100% of the meetings of the Board and at least 75% of the meetings for any committee of which he was a member.

Current Committee Membership

The following table sets forth the membership of each of our committees.

Audit Committee	Governance/Nominating Committee	Compensation Committee
Duke R. Ligon*	Daniel L. Spears*	Seth Setrakian*
Seth Setrakian	Ben A. Guill	Ben A. Guill
Daniel L. Spears	Duke R. Ligon	Duke R. Ligon
	Seth Setrakian	Daniel L. Spears

*	Chairman of the Committee.

Audit Committee

Among other matters, our Audit Committee:

•	assists the Board in fulfilling its oversight responsibility to our shareholders and other constituents with respect to the integrity of financial statements;
•	reviews our annual financial statements and any reports or other financial information or estimates submitted to any governmental body or the public, including any certification, report, opinion or review rendered by our independent auditors;
•	appoints and has oversight over our independent auditors, determines the compensation of our independent auditors and reviews the independence and the experience and qualifications of our independent auditors’ lead partner, and pre-approves the engagement of our independent auditors for audit and permitted non-audit services;

•	meets with the independent auditors and reviews the scope and significant findings of audits and meets with management and internal financial personnel regarding these findings;
•	reviews the performance of our independent auditors;
•	periodically meets with key members of the internal audit consultants, without management or others present, to discuss the adequacy of the internal audit function and results of such internal audit reviews;
•	discusses with management, internal audit consultants and our independent auditors the adequacy and sufficiency of our disclosure and internal control procedures as a complete system, as well as the discovery of any individually material gaps and/or failures in our disclosure and internal control procedures;
•	meets periodically with those members of management responsible for our risk assessment and risk management to understand and evaluate our risk assessment and risk management effort;
•	in consultation with the independent auditors and the internal audit consultants, reviews the integrity of our financial reporting processes, both internal and external;
•	considers and approves, if appropriate, major changes to our auditing and accounting principles and practices as suggested by the independent auditors, management or the internal audit consultants;
•	establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•	develops and reviews our policies and procedures for the review, approval, or ratification of any related person transaction requiring disclosure under Item 404 of Regulation S-K as promulgated under the Exchange Act or approval under the applicable rules of the NYSE MKT;
•	reviews, approves or ratifies all related party transactions that are to be disclosed under Item 404 of Regulation S-K or require approval pursuant to our policies and procedures;
•	review periodically the Code of Ethics and Business Conduct and management’s enforcement of the Code as it relates to our financial reporting process and internal control system; and
•	prepares the audit committee report required by the rules of the SEC to be included in our annual proxy statement.

Our independent auditors and other key committee advisors have regular contact with our Audit Committee. Our Board has adopted a written charter describing the roles and responsibilities of the Audit Committee. The Audit Committee charter is available on the investor page of our website at www.emeraldoil.com.

Audit Committee Independence and Financial Expert

Our Board has determined that our Audit Committee is comprised entirely of independent directors, as defined by the listing standards of the NYSE MKT stock exchange and applicable SEC rules. In addition, our Board has determined that Mr. Spears is an “audit committee financial expert,” as defined under the applicable rules of the SEC. Each member of our Audit Committee possesses the financial qualifications required of Audit Committee members set forth in the rules and regulations of the NYSE MKT stock exchange and under the Exchange Act.

Audit Committee Report

Management is responsible for our system of internal controls and the overall financial reporting process. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board, and to issue reports thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and systems of internal accounting and financial controls.

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed the audited financial statements with management and the independent auditors;
(2)	discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees); and
(3)	received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Securities and Exchange Commission.

April 24, 2015

Duke R. Ligon, Chair
Seth Setrakian
Daniel L. Spears

Nominating, Governance, Safety & Environmental Committee

Our Nominating, Governance, Safety & Environmental Committee (the “Governance/Nominating Committee”) makes recommendations to our Board regarding candidates for directorships and the composition of our Board and its committees. In addition, our Nominating/Corporate Governance Committee oversees our codes of conduct and makes recommendations to our Board concerning governance matters, and provides counsel regarding environmental and safety issues.

The Governance/Nominating Committee will review any director nominees proposed by shareholders. Shareholders may recommend a nominee to be considered by the Governance/Nominating Committee by submitting a written notice to the Company in accordance with our bylaws within the timeframes set forth below in the section titled “Shareholder Proposals.” A consent signed by the proposed nominee agreeing to be considered as a director should accompany the written notice. The notice should include the name and address of the nominee, the qualifications and experience of said nominee and any other information required by our bylaws.

The Governance/Nominating Committee acts pursuant to a written charter and is responsible for tasks relating to the adoption of corporate governance policies and procedures, the nomination of directors, and the oversight of the organization of Board committees. The Governance/Nominating Committee charter is available on the investor page of our website at www.emeraldoil.com.

When identifying and selecting candidates for recommendation to the Board, the Governance/Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, being familiar with our business and industry, having high moral character and mature judgment, and being able to work collegially with others. In addition, factors such as the following are also considered when evaluating director nominees:

•	appropriate size and diversity of the Board;
•	needs of the Board with respect to particular talent and experience;
•	knowledge, skills and experience of nominee;

•	familiarity with domestic and international business affairs;
•	legal and regulatory requirements;
•	appreciation of the relationship of our business to the changing needs of society; and
•	desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

The Governance/Nominating Committee does not have a formal diversity policy at this time; however, as summarized above, the Governance/Nominating Committee seeks to nominate candidates with a diverse range of knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board.

Governance/Nominating Committee Independence

Our Board has determined that all members of our Governance/Nominating Committee qualify as independent directors, as defined by the listing standards of the NYSE MKT stock exchange.

Compensation Committee

Our Compensation Committee reviews and recommends policy relating to compensation and benefits of our officers, employees and directors with input from our management and outside compensation consultants, if any. Our Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our executive officers, evaluates the performance of these officers in light of those goals and objectives and sets the compensation of these officers based on such evaluations. Our Compensation Committee provides input on compensation for our other officers and employees, but compensation levels for such officers and employees and the corporate goals and objectives relating to compensation are set by our Chief Executive Officer, subject to the Compensation Committee’s approval. Our Compensation Committee also administers the issuance of stock options, restricted stock awards, and other awards under our 2011 Equity Incentive Plan, as amended.

Compensation Committee Charter and Scope of Authority

Under the Compensation Committee’s written charter, the primary duties and responsibilities of the Compensation Committee include the following:

•	develop and periodically review with management our philosophy of compensation, taking into consideration enhancement of shareholder value and the fair and equitable compensation of all employees;
•	determine the compensation for our executive officers and approve the compensation for all of our executive officers;
•	determine and approve equity grants made pursuant to our 2011 Equity Incentive Plan (as amended) and any other equity incentive plan;
•	develop, recommend to the Board, review and administer executive officer compensation policy and plans, including incentive plans, benefits and perquisites;
•	develop, recommend, review and administer compensation plans for non-employee members of the Board;
•	annually consider the relationship between our strategic and operating plans and the various compensation plans for which the Committee is responsible;
•	periodically review and approve employment agreements, severance agreements, change of control agreements and material amendments to the foregoing which are applicable to any executive officer; and
•	review and discuss with management the Compensation Discussion and Analysis (“CD&A”) required by the SEC. Based on such review and discussion, the Committee determines whether to recommend to the full Board that the CD&A be included in the annual report or proxy statement.

The Compensation Committee charter may be amended by approval of the Board. The Compensation Committee charter is available on the investor page of our website at www.emeraldoil.com.

Delegation of Authority

The Compensation Committee has delegated certain authority to our Chief Executive Officer to make limited equity award grants under our 2011 Equity Incentive Plan (as amended) to non-executive employees.

Role of Management and Compensation Consultants

In making its compensation decisions and recommendations, the Compensation Committee takes into account the recommendations of our Chief Executive Officer. Other than giving his recommendations, our Chief Executive Officer does not participate in the Compensation Committee’s decisions regarding his own compensation. All of the Compensation Committee’s actions, decisions and recommendations are reported to our Board. In addition, the Compensation Committee may engage an independent compensation consultant to review compensation trends and compensation levels of companies that we deem to be in our peer group. The Compensation Committee did not engage an independent compensation consultant for 2014, and the Compensation Committee relied on its own review of compensation trends and compensation levels of other companies that the Compensation Committee deemed to be in our peer group.

Compensation Committee Independence

Our Board has determined that all members of our Compensation Committee qualify as independent directors, as defined by the listing standards of the NYSE MKT stock exchange.

Required Vote and Recommendation

At our 2015 Annual Meeting six directors will be up for election. The nominees for election as directors at the 2015 Annual Meeting will be elected by a majority of the votes cast at the 2015 Annual Meeting at which a quorum is present. Abstentions and broker non-votes will not be counted as having been voted on the proposal for the election of directors.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL #1.

EXECUTIVE OFFICERS

The following provides information about our current executive officers. Information with respect to Messrs. Reger and Rudisill is set forth in “Election of Directors — Nominees for Election.”

Name	Age	Positions
McAndrew Rudisill	36	Chief Executive Officer, Director
James Russell (“J.R.”) Reger	40	Vice Chairman, Director
Ryan Smith	32	Chief Financial Officer
Mike Dickinson	42	Chief Operating Officer

Ryan Smith has served as the Company’s Chief Financial Officer since September 2014, and prior to this position, Mr. Smith served as the Company’s Vice President of Capital Markets and Strategy from July 2013 to September 2014. Prior to joining the Company, Mr. Smith was a Vice President in Canaccord Genuity’s Investment Banking Group focused solely on the energy sector. Mr. Smith joined Canaccord Genuity in 2008 and was responsible for the execution of public and private financing engagements along with mergers and acquisitions advisory services. Prior to joining Canaccord Genuity, Mr. Smith was an Analyst in the Wells Fargo Energy Group, working solely with upstream and midstream oil and gas companies. Mr. Smith holds a Bachelor of Business Administration degree in Finance from Texas A&M University.

Michael T. Dickinson has been our Chief Operating Officer since January 2015. Mr. Dickinson has 20 years of experience in the oil and natural gas industry, during which he has managed operations in six basins across the U.S. Mr. Dickinson held operations and engineering positions at Noble Energy for the 10 years before he joined the Company, and most recently served as the Noble Director of Operations of the DJ Basin. He began his career with Schlumberger and spent 10 years in various roles for operations and completions in the Gulf of Mexico, East Texas, Oklahoma and New Mexico. Mr. Dickinson earned his Bachelor of Science in Chemical Engineering and Petroleum Refining from the Colorado School of Mines.

COMPENSATION DISCUSSION AND ANALYSIS

Our future success and the ability to create long-term value for our shareholders depends on our ability to attract, retain and motivate the most qualified individuals in the oil and natural gas industry. We design our compensation programs to reward performance and to attract, retain and motivate employees at all levels. Our goal is to establish pay levels for our named executive officers that are competitive with comparable positions in our industry and in the regions in which we operate, while maintaining an atmosphere of teamwork, recognizing overall business results and individual achievement, and attaining our strategic objectives by tying the interest of our executive officers and employees with our shareholders through the use of equity-based compensation.

Our overall compensation philosophy is that rewards to executives should reflect and reinforce our Company-wide focus on financial management and bottom-line performance. We believe this approach increases the likelihood that we will experience sustained profitability and generate greater shareholder value over time. In 2014, we compensated our named executive officers primarily in the form of a base salary and the grant of equity awards in the form of both restricted stock awards and stock options, which we believe align the interests of our executive management with our shareholders as a whole.

We intend for the amount of compensation paid to each executive officer to reflect the officer’s experience and individual performance, as well as our overall performance, all measured in the context of the oil and natural gas industry and locations in which we operate. Our objectives are to attract, retain and motivate executives of outstanding ability. In order to motivate each executive officer to achieve his potential, certain components of our total compensation package are dependent on corporate and individual performance and are therefore at risk. Generally, as an executive officer’s responsibility and ability to impact our financial performance increases, the individual’s performance-based compensation increases as a portion of his total compensation. Ultimately, executive officers with greater roles and responsibilities associated with achieving our performance targets should bear a greater proportion of the risk if those goals are not achieved and should receive a greater proportion of the reward if the goals are met or surpassed.

Our Board and the Compensation Committee consistently evaluates the compensation awarded to, earned by, or paid to its executive officers. Specifically, it considers the following:

•	the objectives of our compensation programs;
•	various elements that our compensation program is designed to reward;
•	each element of compensation;
•	the reasons each element is considered important;
•	the methods for determining the amounts (and, where applicable, the formula) for each element to pay; and
•	how each compensation element fits into our overall compensation objectives and affects decisions regarding other elements.

Compensation Committee

Our Compensation Committee oversees the design and administration of our executive compensation program according to the processes and procedures discussed in this proxy statement. To implement our compensation objectives and philosophy, our Board and Compensation Committee:

•	considers individual performance, competence and leadership when setting base compensation, as well as Company-specific financial and business improvement goals to promote a cohesive, performance-focused culture among our executive team;
•	compares our compensation programs with the executive compensation policies, practices and levels at comparable companies in our industry selected for comparison by our Compensation Committee, based upon size, complexity and growth profile; and
•	structures compensation among the executive officers so that our named executive officers, with their greater responsibilities for achieving performance and strategic objectives, bear a greater proportion of the risk and rewards associated with achieving those goals.

Setting Executive Compensation

The Compensation Committee selects the elements of executive compensation and determines the level of each element, the mix among the elements and total compensation based upon the objectives and philosophies set forth above, and by considering a number of factors, including:

•	each executive officer’s position and the level of responsibility;
•	the skills and experiences required by an executive officer’s position;
•	the executive officer’s experience and qualifications;
•	the competitive environment for comparable executive officer talent having similar experience, skills and responsibilities;
•	our performance compared to specific objectives;
•	individual performance measures;
•	the executive officer’s current and historical compensation levels;
•	the executive officer’s length of service;
•	compensation equity and consistency across all executive positions; and
•	the stock ownership of each executive officer.

As a means of assessing the competitive market for executive talent, we review competitive compensation data gathered in comparative third-party surveys that we believe to be relevant, considering our size and industry. For 2014, our Compensation Committee did not engage an independent compensation consultant, but may in the future.

Compensation Should Be Market Competitive

We are in an intensely competitive market for top level executive talent. Accordingly, it is vital for us to provide compensation opportunities that are competitive with, or that beat, the market we compete in for executive talent. In order to gauge the effectiveness of our compensation programs in this regard, our Compensation Committee reviews and analyzes the compensation paid by a peer group of issuers who are engaged in the exploration and production space in order to determine the appropriate salary, and the appropriate potential for bonus incentives and equity awards, for our named executive officers. The Compensation Committee used a peer group of the following 24 U.S. energy and production companies:

Abraxas Petroleum Corporation
Anadarko Petroleum Corporation
Antero Resources
Apache Corporation
Approach Resources Inc.
Athlon Energy Inc.
Cabot Oil & Gas Company
Callon Petroleum Company
Carrizo Oil & Gas Inc.
Cimarex Energy Co.
Clayton Williams Energy, Inc.
Comstock Resources Inc.
Concho Resources Inc.
Contango Oil & Gas Company
Continental Resources, Inc.

Denbury Resources Inc.
Devon Energy Corporation
Diamondback Energy, Inc.
Energy XXI
Goodrich Petroleum Corporation
Gulfport Energy Corporation
Halcon Resources Corporation
Kodiak Oil & Gas Corp.
Linn Energy, LLC
Magnum Hunter Resources
    Company
Matador Resources Co.
Northern Oil and Gas Inc.
Oasis Petroleum Company
Penn Virginia Corporation
PetroQuest Energy

Pioneer Natural Resources
Range Resources Corporation
Resolute Energy Company
Rex Energy Corporation
Rosetta Resources, Inc.
Sanchez Energy Corporation
SandRidge Energy, Inc.
SM Energy Company
Stone Energy Corporation
Synergy Resources Corporation
Triangle Petroleum Corporation
Ultra Petroleum Corporation
W&T Offshore Inc.

The foregoing peer group was used to set the compensation levels for 2014 and 2015. The Compensation Committee selected the entities in the foregoing group based on the fact that many of these entities engage in exploration and production activities in the Williston Basin of North Dakota and Montana. Accordingly, these entities, and their named executive officers, face many of the same economic and business challenges that the Company and our named executive officers face. Additionally, analysts who cover the Company, and correspondingly investors who evaluate the Company, utilize the entities in this peer group when evaluating how the Company performs in comparison to similarly situated operators.

2014 Employment Agreements, Termination and Change of Control

During the fiscal year ended December 31, 2014, we had employment agreements with McAndrew Rudisill, who served as the Company’s Chief Executive Officer, and JR Reger, who served as the Company’s Vice Chairman. Each agreement is set to terminate on December 31, 2015 with automatic annual extensions unless we or the officer elect not to extend the agreement by providing at least 60 days prior written notice to the other party that the term will not be extended. For 2014, Messrs. Rudisill and Reger were initially entitled to a base salary of $450,000 per year, however in March 2014 Mr. Reger’s base salary was reduced to $400,000 per year.

Paul Wiesner, our former Chief Financial Officer, had an employment agreement that was effective during the period in 2014 when Mr. Wiesner was affiliated with the Company. Mr. Wiesner was entitled to a base salary of $325,000 per year, and Mr. Wiesner was also eligible for certain annual cash bonuses and annual equity bonuses based on the achievement of certain standing execution goals, as determined by the Compensation Committee in its sole discretion. Mr. Wiesner resigned from his position as Chief Financial Officer in September 2014, and received no severance payment in connection with his departure.

David Veltri, our former Chief Operating Officer, did not have an employment agreement that was effective during the period in 2014 when Mr. Veltri was affiliated with the Company, however, Mr. Veltri was paid an annual base salary of $350,000 per year. Mr. Veltri resigned from his position as Chief Operating Officer in December 2014, and received a $150,000 severance payment in connection with his departure.

Ryan Smith began serving as our Chief Financial Officer in September 2014. Throughout 2014, Mr. Smith worked for the Company pursuant to the terms of an employment agreement with the Company which provided Mr. Smith a base salary of $225,000. Mr. Smith’s employment agreement terminated on December 31, 2014, and Mr. Smith does not currently have an employment agreement with the Company to serve as the Chief Financial Officer.

Each agreement that the Company had with each named executive officer during 2014 provided for a base salary, as well as the opportunity to be eligible for payment of an annual cash bonus and an annual equity bonus. To determine whether executive officers would receive an annual cash bonus and annual equity bonus, the Compensation Committee reviewed whether the Company achieved the following performance objectives during the fiscal year ending December 31, 2014:

•	satisfaction of production guidance targets of barrels produced per day during fiscal year 2014;
•	An increase in our net acreage position which would result in us having additional net acres in our existing core focus areas in the Williston Basin;
•	a maximum ratio of debt to EBITDA, and a minimum EBITDA to interest coverage ratio;
•	an increase of proved reserve growth in barrels of oil equivalent, which, if achieved, would result in us having additional total proved reserves;
•	an absolute stock price performance increase; and
•	a relative stock price performance better than the combined average closing price of our peer group as of December 31, 2014.

The components set forth above represented what the Compensation Committee believed to be the key drivers of our growth in value, which growth is reviewed based on production, net acreage and proved reserves; fiscal management, which is analyzed based on the Company’s balance sheet and EBITDA ratios; and alignment with shareholder value and interests, which alignment is reviewed based on absolute stock performance and relative stock price performance. If we achieved the target performance metrics, the range of the cash bonus awards and the equity bonus awards would vary depending on performance relative to the specified performance metrics, and subject to the discretion of our independent Compensation Committee. Awards could range from nothing if the aggregate total performance was less than 75% of the target objectives up to a maximum percentage of the base salary for each named executive officer. For 2014, in the case of our Chief Executive Officer and our Vice Chairman, the cash bonus multiple could have ranged between 0.00x and 5.00x of base salary, and the equity bonus multiple could have ranged between 0.00x and 8.00x of base salary. For the Chief Operating Officer, the cash bonus multiple could have ranged between 0.00x and 2.50x, and the equity bonus multiple could have ranged between 0.00x and 8.00x of base salary, and for the Chief Financial Officer, the cash bonus multiple could have ranged between 0.00x and 2.00x, and the equity bonus multiple could have ranged between 0.00x and 5.50x of base salary. The equity portion of the bonus will be allocated in restricted stock units and stock options in the Compensation Committee’s sole discretion, and any equity awards granted pursuant to this bonus program would vest over the two years following the grant, so that one-third would vest upon the time of grant, one-third would vest on the first anniversary of the grant, and the final third would vest on the second anniversary of the grant.

The Compensation Committee allocated a percentage weight to each of the 2014 performance metrics described above, which percentages are set forth below:

Performance Metric	Allocated Percentage Weight
Production Guidance Target	25.0%
Net Acreage Increase Target	20.0%
Balance Sheet Target	20.0%
Proved Reserves Target	10.0%
Absolute Stock Price Target	12.5%
Stock Performance Relative to Peer Target	12.5%
Total	100.0%

After the results of these metrics were determined, the Compensation Committee aggregated the percentages allocated to all of the metrics, and this aggregated percentage number was used to determine the multiple applicable to the cash and stock bonuses potentially payable to each named executive officer. If we did not reach at least 75% of a specific performance metric, then the percentage allocated to that metric would be reduced to zero, and, if we exceeded a metric by greater than 125%, then the increase to the percentage allocated to that metric was capped at 125%. As a result, the minimum multiple applicable to a particular metric was zero, and the maximum multiple was 125%.

After reviewing the Company’s performance in 2014, the Compensation Committee determined that the Company had satisfied the production guidance, net acreage increase, balance sheet and proved reserve performance objectives during 2014, and the Company had not satisfied the absolute stock price or stock performance relative to peer objectives. As set forth below, the Company satisfied the following performance metrics:

Performance Metric	Allocated Percentage Weight	Performance Goal	Result Achieved	Realized Allocated Percentage Weight
Production Guidance Target(1)	25.0%	3,300 boe/d	3,549 boe/d	26.9%
Net Acreage Increase Target(2)	20.0%	64,200 net acres	122,000 net acres	25.0%
Balance Sheet Target(3)	20.0%	<4.0x debt to EBITDA	3.5x debt to EBITDA	20.0%
Proved Reserves Target(4)	10.0%	15.3 MMBOE	26.3 MMBOE	12.5%
Absolute Stock Price Target and Stock Performance Relative to Peer Target(5)	25.0%	$8.81/share	$1.20/share	0.0%
Total	100.0%			84.4%

(1)	Production Guidance Target: The Company exceeded the performance goal by 7.5%, resulting in a realized allocated percentage weight of 26.9% (25% * 1.075 = 26.1%).
(2)	Net Acreage Increase Target: The Company exceeded the performance goal by 90.0%, resulting in the maximum realized allocated percentage weight of 25.0% (20% * 1.25 = 25.0%).
(3)	Balance Sheet Target: The Company met the goal of <4.0x debt to EBITDA, resulting in a realized allocated percentage weight of 20.0%.
(4)	Proved Reserves Target: The Company exceeded the performance goal by 71.9%, resulting in the maximum realized allocated percentage weight of 12.5% (10% * 1.25 = 12.5%).
(5)	Absolute Stock Price Target and Stock Performance Relative to Peer Target: The Company did not meet the minimum 75% of the performance goal, resulting in the minimum realized allocated percentage weight of 0.0%.

As a result of the fact that the Company satisfied the majority of the performance objectives set forth above, in January 2015 the Compensation Committee elected to compensate the named executive officers who were employed by the Company in January 2015 the following annual cash and annual equity awards:

Named Executive Officer	Annual Cash Bonus Earned	Annual Cash Bonus Paid in January 2015	Annual Equity Bonus Earned	Annual Equity Bonus Paid in January 2015
McAndrew Rudisill, Chief Executive Officer*	$1,186,500	$593,250	$2,321,474	$1,160,737
James (JR) Reger, Vice Chairman*	$1,054,666	$527,333	$2,063,533	$1,031,767
Ryan Smith, Chief Financial Officer	$161,795	$161,795	$378,501	$378,501
Michael Dickinson*	N/A	N/A	N/A	N/A

*	Mr. Rudisill and Mr. Reger voluntarily agreed to receive fifty percent of each officer’s earned cash bonus in the form of equity, and deferred the timing of the payment of this annual cash bonus (payable in the form of equity) until 2016. Additionally, Mr. Rudisill and Mr. Reger voluntarily deferred the timing of the payment of the annual equity bonus so that fifty percent of the annual equity bonus will not be paid until 2016.
**	Michael Dickinson, who began serving as the Company’s Chief Operating Officer in January 2015, did not receive an annual cash bonus or annual equity bonus for services rendered during 2014 because he was not an employee of the Company during 2014.

After discussions with the Compensation Committee, each of Mr. Rudisill and Mr. Reger agreed in principle, subject to the approval of the proposal in this proxy to increase the number of shares available for issuance under the 2011 Equity Incentive Plan, to structure the payment of the waived portion of the 2014 annual cash bonus and deferred portion of the annual equity bonus so that one half of the award would be paid in 2015, and the second half of the payment would be paid during 2016. Though no formal agreement or arrangement has been confirmed, in the event that Proposal No. 3 of this proxy statement is approved, it is anticipated that each of Mr. Rudisill and Mr. Reger will enter into an agreement memorializing these arrangements after the Annual Meeting.

Mr. Wiesner, who served as Chief Financial Officer during 2014, resigned from the Company in September 2014, and did not receive an annual cash bonus or annual equity bonus for services rendered during 2014. Similarly, Mr. Veltri, who served as Chief Operating Officer during 2014, resigned from the Company in December 2014, and he did not receive an annual cash bonus or annual equity bonus for services rendered during 2014.

Each of the officer employment agreements provided for severance and change-in-control payments in the event we terminated an officer’s employment “without cause” or if the officer terminated for “good reason.” A change of control was deemed to occur when individuals constituting the Board at the beginning of any two-year period ceased to constitute a majority thereof, or if the voting securities outstanding immediately prior to a merger, consolidation or reorganization ceased to represent at least 50% of the combined voting power of the outstanding securities immediately after such merger, consolidation or reorganization. If we terminated an officer without cause or the officer resigned for good reason, or if we terminated an officer without cause or the officer resigned for good reason within 24 months of a change of control, then that officer would receive all accrued but unpaid base salary, any unpaid annual bonus in respect of any completed fiscal year that ended prior to the date of such termination or resignation, a lump-sum cash payment equal to two and one half times the total of the employee’s base salary plus the total value of the annual bonus amounts paid during the fiscal year immediately preceding the year of termination, a lump sum cash payment equal to eighteen (18) times the “applicable percentage” of the monthly COBRA premium cost applicable to the employee, and immediate vesting of all equity or equity-related awards previously awarded to the officer. Upon termination by us without cause or by an officer for good reason, the officer would receive all amounts payable on the 60th day following the date of the officer’s termination of employment. If we terminated an officer for cause or if an officer resigned without good reason, the officer would only be entitled to obligations that had accrued under his employment agreement, and any unvested equity awards would be cancelled, and the officer would not have any further rights under the employment agreements.

The following table shows the potential payments to our named executive officers in the event of their termination of employment “without cause” or if the officer terminates his employment for “good reason.” The table below assumes that we have paid in full the named executive officer’s base salary and annual bonus awards.

Without Cause/For Good Reason	Accrued but Unpaid Base Salary	Unpaid Annual Bonus	Severance Payments	Early Vesting of Equity or Equity-related Awards*	Other	Total Amount
McAndrew Rudisill	$0	$1,753,987	$12,906,929	$191,527	$0	$14,852,443
James Russell (J.R.) Reger	$0	$1,559,100	$11,807,492	$191,527	$0	$13,558,119

Following Change of Control	Accrued but Unpaid Base Salary	Unpaid Annual Bonus	Severance Payments	Early Vesting of Equity or Equity-related Awards*	Other	Total Amount Based on Severance Cap Adjusted Basis(2)
McAndrew Rudisill	$0	$1,753,987	$12,906,929	$191,527	$0	$7,838,873
James Russell (J.R.) Reger	$0	$1,559,100	$11,807,492	$191,527	$0	$7,161,127

(1)	Upon termination, if the executive officer elected to continue to participate in any group medical, dental, vision and/or prescription drug plan benefits to which the executive officer and/or his eligible dependents would be entitled under Section 4980B of the Code (COBRA), we would pay a lump sum cash payment equal to eighteen (18) times the “applicable percentage” of the monthly COBRA premium cost applicable to the employee.
(2)	Payments in the event of a Change in Control are capped by a specific formula in each named executive officer’s employment contract equal to $15,000,000 multiplied by a fraction, the numerator of which shall equal the total value of the cash payments to be made to the named executive officer, and the denominator of which shall equal the aggregate value of all cash severance payments which would be made to all employees who have employment agreements with the Company assuming that all such employees were terminated without cause on the day following a Change of Control.
*	This calculation was determined by using the closing price of our common stock on December 31, 2014 to value the early vesting of equity-related awards. Because the price of our common stock is subject to fluctuation, we cannot assure you that these scenarios would produce similar results as those disclosed if a termination were to occur in the future.

Each agreement provided that in the event we terminated an officer’s employment “without cause,” as a result of a change in control or as a result of non-extension by us, or if the officer terminated his employment for “good reason”, the officer agreed that, for a period ending one year from the date of his termination of employment, the officer would not (i) engage in certain activities described in the employment agreements that were deemed competitive with our business in any county in the United States where we held mineral lease interests, (ii) encourage any person to leave our employ, hire or engage as a consultant any person who is or was our employee or consultant until six months after such individual’s employment or consulting relationship with us has been terminated, or (iii) encourage certain persons to cease doing business with us or interfere with certain of our business relationships.

Equity Compensation Plan Information

The following table summarizes information regarding the number of shares of our common stock that are available for issuance under our existing equity compensation plan as of December 31, 2014.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	1,090,819	$7.65	4,796,935
Equity Compensation Plans Not Approved by Security Holders(1)	327,142	10.43	—
Total	1,417,961	$8.29	4,796,935

(1)	In December 2009, we issued certain of our officers warrants to purchase a total of 223,293 shares of common stock exercisable at $6.86 per share pursuant to the terms of employment agreements. On April 21, 2010, we granted our outside directors stock options to purchase a total of 100,000 shares of common stock exercisable at $19.32 per share for serving as outside directors, 42,857 of which have been forfeited or have expired. On November 12, 2010, we granted an outside director stock options to purchase a total of 21,425 shares of common stock exercisable at $25.90 per share for serving as an outside director. In May 2011, we granted stock options to two employees to purchase a total of 14,286 and 7,143 shares of common stock exercisable at $21.14 and $24.85 per share, respectively, pursuant to the terms of their employment agreements. None of the officers, directors or employees had exercised any of the warrants or options as of December 31, 2014.

Compensation for 2015

In January 2015 as part of the analysis of executive compensation that is undertaken annually by our Compensation Committee, the Compensation Committee adopted new metrics to determine whether annual cash and stock bonuses would be payable to named executive officers employed by the Company in 2016 for services rendered during 2015. After deliberation, the Compensation Committee concluded that 25% of the annual cash bonus and annual equity bonus should be based on the Company’s operational performance, and 75% of the annual cash bonus and annual equity bonus should be based on the price per share of the Company’s common stock at the end of the fiscal year.

To determine whether the operational target is satisfied, the Compensation Committee will review whether the Company achieves the following performance objectives during the fiscal year ending December 31, 2015:

•	The Company’s meeting of certain operational targets, including but not limited to hitting specific production targets during fiscal year 2015;
•	The continuing operation of the Company’s producing wells so that they are operational and producing a substantial majority of the time during the 2015 fiscal calendar year; and
•	Facilities operations in a manner that produces a de minimus incident rate that is lower than standard OSHA measurements of number of incidents per 200,000 man hours.

The Compensation Committee has allocated a 25% weight percentage to the operational metric target, and as set forth below, each factor of this target shall be evaluated by the Compensation Committee when it makes a determination whether an annual bonus shall be paid.

Operational Based Metric Target 25%
Operational Component	Percentage Weight
Production Average	8.33%
Well Uptime	8.33%
Safety & Compliance	8.33%
Total	25.00%

In addition to the operational metric target, the Compensation Committee elected to allocate a 75% weight percentage to the stock based performance metric target, which will permit our named executive officers employed by the Company in 2016 to be eligible for certain annual cash and annual equity bonuses for services rendered during 2015 based on the closing price of the Company’s common stock on December 31, 2015. Awards can be up to a maximum percentage of the base salary for each named executive officer employed by the Company in 2016 for services rendered in fiscal year 2015. For each of our Chief Executive Officer and Vice Chairman, they are eligible for a cash bonus multiple between the range of 0.00x to 5.00x, and a stock bonus multiple between the range of 0.00x and 8.00x. For our Chief Operating Officer, the cash bonus multiple could range between 0.0% and 106.7% of base salary, and the stock bonus multiple could range between 0.0% and 140.0% of base salary, and for our Chief Financial Officer, the cash bonus multiple could range between 0.0x and 2.5x, and the stock bonus multiple could range between 0.00x and 2.75x. The Compensation Committee will review the closing price of the Company’s common stock on December 31, 2015 to determine whether the stock based performance metric has been satisfied, with the determination based on whether the stock closes between $3.00 and greater than $7.00 per share, subject to any forward or reverse stock split effected by the Company. Any stock granted pursuant to this bonus program will vest over the two years following the grant, so that one-third will vest upon the time of grant, one-third will vest on the first anniversary of the grant, and the final third will vest on the second anniversary of the grant.

The components set forth above represent the key drivers of the Company’s growth in value in light of the current macroeconomic environment, and align the interest of management with shareholder value and interests. The Compensation Committee retains the authority to modify the performance metrics for 2015, and if we achieve the anticipated target performance metrics, the range of the cash bonus awards and the stock bonus awards will vary depending on performance relative to the specified performance metrics, and subject to the overall discretion of our independent Compensation Committee.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2014, our Compensation Committee consisted of Duke R. Ligon, Seth Setrakian and Daniel L. Spears. None of our Compensation Committee members was ever an officer of the Company or had any related party transaction relationship with us of a type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the compensation or similar committee or board of directors of any entity that has one or more executive officers who served on our Compensation Committee during fiscal year 2014.

Compensation Risk Assessment

The Compensation Committee conducted a risk assessment of our employee compensation programs, including our executive compensation programs, and concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incentivize executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on us. Despite this belief, our Compensation Committee has resolved to periodically review our compensation programs and make any necessary adjustments to the program and its incentives to account for changes in our risk profile.

Stock Ownership/Retention Guidelines and Other Policies

We do not have any stock ownership guidelines or a stock retention policy. We have adopted an Insider Trading Policy that applies to all of our officers and employees and all members of the Board. The Insider Trading Policy prohibits short sales of our common stock and the trading of our securities on a short-term basis, and requires that any of our common stock purchased in the open market be held for a minimum of six months. This policy also states that the Company discourages employees from margining our common stock or entering into hedging transactions with respect to our common stock.

Consideration of 2014 Say-On-Pay Shareholder Vote

In 2014, we held our second shareholder advisory vote on the compensation paid to our named executive officers in 2013, which resulted in a vote approving such compensation. As recommended by our Board, shareholders expressed their preference for a two year advisory vote on executive compensation, and we have implemented that recommendation. The Compensation Committee considered many factors in evaluating our executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Compensation Committee’s assessment of the interaction of our compensation programs with our corporate business objectives and review of data of certain companies the Compensation Committee deemed to be in our peer group, each of which is evaluated in the context of the Compensation Committee’s duty to act as the directors determine to be in the best interests of our shareholders. While each of these factors bore on the Compensation Committee’s decisions regarding the named executive officers’ compensation, the Compensation Committee did not make any material changes to our executive compensation program and policies as a result of the 2014 “say on pay” advisory vote. We review our compensation programs and philosophy on an annual basis and will consider various factors in determining overall compensation, including the next shareholder advisory vote.

The two year advisory vote on executive compensation is scheduled to occur at the 2016 Annual Meeting, and shareholders will be provided the opportunity to make an advisory vote on compensation paid to our named executive officers at this meeting.

Conclusion

The Board concluded that the base salary and equity incentives for each of the named executive officers, as well as the total compensation received by those named executive officers, in fiscal year 2014 were reasonable and appropriate in light of our goals and competitive requirements. The amounts were in our best interests and our shareholders’ best interest because they enabled us to attract, retain, motivate and fairly reward talent and furthered the philosophies of ensuring the accomplishment of our financial objectives and aligning the interests of management with those of long-term shareholders.

April 24, 2015

Seth Setrakian, Chair
Ben A. Guill
Duke R. Ligon
Daniel L. Spears

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2014, 2013 and 2012 by our named executive officers.

Name, Title	Year	Salary	FN	Bonus(6)	FN	Stock Awards(7)(8)	FN	Deferred Compensation(9)	FN	Option Awards(10)	FN	All Other Compensation(11)	Total
McAndrew Rudisill Chief Executive Officer	2014	450,000	(1)	1,067,728		1,712,761		1,753,987		178,296		49,481	5,212,253
	2013	337,500	(1)	2,213,103		2,714,483		—		—		138,642	5,403,728
	2012	120,833	(1)	103,019		2,017,443		—		456,740		60,260	2,758,295
James Russell (J.R.) Reger Vice Chairman	2014	381,249	(2)	1,001,811		1,583,791		1,559,100		178,296		48,585	4,752,831
	2013	337,500	(2)	2,209,260		2,714,483		—		—		36,357	5,297,600
	2012	120,833	(2)	253,019		2,467,431		—		456,740		16,405	3,314,428
Ryan Smith* Chief Financial Officer	2014	225,000	(3)	195,545		444,325		—		21,114		18,720	904,704
	2013	—		—		—		—		—		—	—
	2012	—		—		—		—		—		—	—
David Veltri** Chief Operating Officer	2014	325,694	(4)	272,799		317,152		—		102,442		168,557	1,186,644
	2013	263,542	(4)	738,686		952,588		—		—		22,589	1,977,405
	2012	18,333	(4)	—		—		—		—		—	18,333
Paul Wiesner*** Chief Financial Officer	2014	230,208	(5)	193,210		225,148		—		72,726		41,107	762,399
	2013	298,750	(5)	980,194		1,204,046		—		—		22,589	2,505,579
	2012	114,583	(5)	74,213		1,401,900		—		228,370		7,461	1,826,527

*	Mr. Smith was appointed Chief Financial Officer of the Company effective September 10, 2014. He previously served as the Company’s Vice President of Capital Markets and Strategy.
**	Mr. Veltri resigned from his position as the Chief Operating Officer of the Company on December 5, 2014.
***	Mr. Wiesner resigned from his position as the Chief Financial Officer of the Company on September 10, 2014.
(1)	Mr. Rudisill received an annual base salary of $290,000 beginning July 26, 2012 upon completion of the Emerald Acquisition and his annual salary was increased in March 16, 2013 to $350,000. On January 15, 2014, his annual base salary was increased to $450,000.
(2)	Mr. Reger received an annual base salary of $290,000 beginning July 26, 2012 upon completion of our acquisition of Emerald Oil Inc. (the “Emerald Acquisition”) and his annual salary was increased in March 16, 2013 to $350,000. On January 15, 2014, his annual base salary was increased to $450,000, and was subsequently decreased to $400,000 in March 2014.
(3)	Mr. Smith began receiving an annual salary of $225,000 beginning July 1, 2013. Mr. Smith was appointed Chief Financial Officer of the Company by the Board on September 10, 2014. He previously served as the Company’s Vice President of Capital Markets and Strategy.
(4)	Mr. Veltri received an annual base salary of $225,000 beginning November 30, 2012 and his annual salary was increased in March 16, 2013 to $275,000. On January 15, 2014, his annual base salary was increased to $350,000. Mr. Veltri resigned from his position as the Chief Operating Officer of the Company on December 5, 2014. Mr. Veltri was not employed by us prior to November 30, 2012.
(5)	Mr. Wiesner received an annual base salary of $275,000 beginning July 26, 2012 upon completion of the Emerald Acquisition and his annual salary was increased in March 16, 2013 to $305,000. On January 15, 2014, his annual base salary was increased to $325,000. Mr. Wiesner resigned from his position as Chief Financial Officer of the Company on September 10, 2014. Mr. Wiesner was not employed by us prior to July 26, 2012.
(6)	Cash bonuses paid in 2012, 2013 and 2014 are directly related to the 2012, 2013 and 2014 incentive award plans, respectively, as well as the Company’s successful closing of transactions and achievement of business objectives.

(7)	See the Grants of Plan-Based Awards — 2014 table below for a detailed explanation of Grants of Plan Based Awards.
(8)	See the Grants of Plan-Based Awards — 2013 table below for a detailed explanation of Grants of Plan Based Awards.
(9)	Subject to the approval of Proposal No. 3 of this Proxy, each of Mr. Rudisill and Mr. Reger have agreed in principle to defer the timing of the payment of their 2014 annual cash and annual equity bonus as further described on page 19 herein.
(10)	See Outstanding Equity Awards at Fiscal Year End table below for a detailed explanation of these awards. The grant date fair value of each of the restricted stock and restricted stock unit awards was based on the closing price of our common stock on the date of the grant. We used the Black-Scholes option valuation model to calculate the value of the stock options, based upon an exercise price equal to the closing price of our common stock on the date of grant, utilizing the provisions of FASB ASC Topic 718. See Note 6 to our financial statements for the fiscal year ended December 31, 2014 included in our Annual Report on Form 10-K for fiscal year 2014 for additional discussion of our valuation of stock options.
(11)	The following items are reported in the “All Other Compensation” column for the year ended December 31, 2014:

	Insurance Benefits	Automobile Allowance	Retirement Matching	Severance	Total
McAndrew Rudisill	19,481	30,000	—	—	49,481
James Russell (J.R.) Reger	18,585	30,000	—	—	48,585
Ryan Smith	18,720	—	—	—	18,720
David Veltri	18,557	—	—	150,000	168,557
Paul Wiesner	14,106	—	9,775	17,226	41,107

Grants of Plan-Based Awards

The following table provides information regarding plan-based awards earned in the year ended December 31, 2014 to our named executive officers.

	Grant Date		All Other Stock Awards: Number of Restricted Shares/Units (#)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards(1)
McAndrew Rudisill	1/10/2014		73,800	45,600	7.48	$730,320
	1/30/2015	(2)	1,415,533	—	—	$1,160,737
James Russell (J.R.) Reger	1/10/2014		73,800	45,600	7.48	$730,320
	1/30/2015	(3)	1,258,252	—	—	$1,031,767
Ryan Smith	1/10/2014		8,800	5,400	7.48	$86,938
	1/30/2015	(4)	461,587	—	—	$378,501
David Veltri	1/10/2014		42,400	26,200	7.48	$419,594
Paul Wiesner	1/10/2014		30,100	18,600	7.48	$297,874

(1)	The grant date fair value of each of the restricted stock and restricted stock unit awards was based on the closing price of our common stock on the date of the grant. We used the Black-Scholes option valuation model to calculate the value of the stock options, based upon an exercise price equal to the closing price of our common stock on the date of grant.
(2)	This grant represents the value of one-half of Mr. Rudisill’s annual equity bonus for services provided during 2014. Mr. Rudisill voluntarily deferred the timing of the payment of this annual equity grant so that fifty percent of the annual equity grant would be issued and immediately vest in 2015, and the remaining fifty percent of the annual equity grant, valued at $1,160,737, would be issued and vest throughout 2016.
(3)	This grant represents the value of one-half of Mr. Reger’s annual equity bonus for services provided during 2014. Mr. Reger voluntarily deferred the timing of the payment of this annual equity grant so that fifty percent of the annual equity grant would be issued and immediately vest in 2015, and the remaining fifty percent of the annual equity grant, valued at $1,031,767, would be issued and vest throughout 2016.
(4)	This grant was earned for services provided during 2014, and this grant will vest in three equal installments on 1/30/2015, 1/30/2016 and 1/30/2017.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2014.

	Options Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Footnote Reference	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Footnote Reference	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
McAndrew Rudisill	66,964	22,322	(1)	7.84	7/27/2017
	15,200	30,400	(2)	7.48	1/10/2019
						7,441	(4)	8,929
						71,816	(5)	86,179
						55,749	(6)	66,899
						49,200	(7)	59,040
James Russell (J.R.) Reger	186,077	—		6.86	12/31/2019
	66,964	22,322	(1)	7.84	7/27/2017
	15,200	30,400	(2)	7.48	1/102019
						7,441	(4)	8,929
						71,816	(5)	86,179
						55,749	(6)	66,899
						49,200	(7)	59,040
Ryan Smith	1,800	3,600	(2)	7.48	1/10/2019
						5,480	(6)	6,576
						5,867	(7)	7,040
David Veltri	8,733	—		7.48	3/5/2015	—		—
Paul Wiesner	—	—				—		—

(1)	Represents unvested stock options that vest on July 26, 2015.
(2)	Represents unvested stock options that vest in two equal installments on January 10, 2015 and 2016.
(3)	Calculated based upon the closing market price of our common stock as of December 31, 2014, the last trading day of our 2014 fiscal year ($1.20) multiplied by the number of unvested awards at year end.
(4)	Represents unvested restricted stock units that vest on July 26, 2015.
(5)	Represents unvested restricted stock units that vest on July 12, 2015.
(6)	Represents unvested restricted stock units that vest on November 15, 2015.
(7)	Represents unvested restricted stock units that vest in two equal installments on January 10, 2015 and 2016.

Option Exercises and Stock Vested

The following table summarizes option exercises and the vesting of restricted stock and restricted stock units for our named executive officers in 2014.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(3)
McAndrew Rudisill	—	—	1,722,343	2,401,678
James Russell (J.R.) Reger	—	—	1,565,062	2,272,707
Ryan Smith	—	—	162,275	163,121
David Veltri	—	—	117,432	656,577
Paul Wiesner	—	—	223,262	1,715,330

(1)	213,228 common shares were awarded on September 10, 2014 related to early vesting awards for a departing officer. Additionally, these shares represent stock awards made to named executive officers in January 2015 for services rendered during the fiscal year ended December 31, 2014.
(2)	The value realized equals the fair market value of our common stock on the date of vesting, multiplied by the number of shares vested.
(3)	These awards include annual equity awards that were earned for services provided during the 2014 fiscal year, but were issued and vested after December 31, 2014.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

Our non-employee directors receive equity awards, which may be in the form of stock option grants, shares of restricted stock or restricted stock units, as compensation for their services as directors, as well as cash compensation for their services as directors. All of our directors are reimbursed for their reasonable expenses in attending Board and committee meetings.

Our Compensation Committee determined that our non-employee directors would receive an $80,000 annual cash retainer, a $1,500 fee for each Board meeting attended in person, a $1,000 fee for each committee meeting attended in person, a $500 fee for attending a Board or committee meeting telephonically. In addition, our non-employee directors are reimbursed for their actual out-of-pocket expenses associated with attending meetings and carrying out their obligations as directors. During 2014, our non-employee directors received equity-based awards in the form of restricted stock units under our 2011 Plan, and we expect to make an annual equity award under our 2011 Plan to our non-employee directors in the form of 25,000 restricted stock units for 2015. Directors who are employees of our Company receive no compensation for their services as director.

For 2015, all of the directors elected to waive half of their compensation payable for services rendered during 2015.

The following table discloses the cash, equity awards and any other compensation earned paid or awarded to each of our non-employee directors who served as a director during 2014.

Name	Fees Earned or Paid in Cash ($)	Fees Earned or Paid in Stock(1)	Stock Awards ($)(2)	Option Awards ($)	Total ($)
Thomas Edelman*	21,500	85,927	224,400	72,726	404,553
Duke R. Ligon	93,500	—	224,400	72,726	391,346
Seth Setrakian	—	94,220	224,400	72,726	391,346
Daniel L. Spears	92,000	—	224,400	72,726	389,126

*	Mr. Edelman resigned from the Board of Directors on January 28, 2015.
(1)	Represents the fair value of restricted common shares issued quarterly during 2014 in lieu of board fees paid in cash.
(2)	Represents the fair value of restricted common shares granted and issued on January 10, 2014, based upon the closing market price of our common stock as of January 10, 2014 ($7.48) multiplied by the number of restricted common shares awarded. As of December 31, 2014, each director held 20,000 unvested restricted stock units.

RELATED PARTY TRANSACTIONS

Review and Approval of Transactions

A majority of the disinterested members of the Audit Committee must approve any proposed transaction between us and any officer or director, nominee for director, any shareholder owning in excess of 5% of our common stock, immediate family member of an officer or director, or an entity that is substantially owned or controlled by one of these individuals. The only exceptions to this policy are for transactions that are available to all of our employees in general or involve less than $120,000. If the proposed transaction involves executive or director compensation, it must also be approved by the Compensation Committee. Similarly, in accordance with our Code of Ethics and Business Conduct, if a significant Company opportunity is presented to any of our officers or directors, such officer or director must first present the opportunity to the Board for consideration. At each meeting of the Audit Committee, the Audit Committee meets with our management to discuss any proposed related party transactions. If a related party transaction is approved, management will update the Audit Committee with any material changes to the approved transaction at its regularly scheduled meetings.

White Deer Energy Investment

In February 2013, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with affiliates of White Deer Energy L.P. (“White Deer Energy”), pursuant to which the Company issued to White Deer Energy 500,000 shares of Series A Perpetual Preferred Stock (“Series A Preferred Stock”), 5,114,633 shares of Series B Voting Preferred Stock (“Series B Preferred Stock”) and warrants to purchase an initial aggregate amount of 5,114,633 shares of the Company’s common stock at an initial exercise price of $5.77 per share, for an aggregate $50 million. Pursuant to the Securities Purchase Agreement, White Deer Energy obtained the right to designate one member of the Company’s Board as long as White Deer Energy held any shares of Series A Preferred Stock. White Deer Energy designated Thomas J. Edelman as its initial director. Following the redemption of the Series A Preferred Stock during 2013, the Governance and Nominating Committee of the Company nominated Mr. Edelman to continue to serve as a director of the Company, and Mr. Edelman was elected to serve on the Board for another term at the annual stockholders meeting of the Company held in June 2014. On January 28, 2015, Mr. Edelman resigned from his position as a director of the Company and Ben Guill, a Managing Director of White Deer Energy, was appointed to the Board of Directors.

The transaction was subject to customary closing conditions, as well as the execution and delivery of certain other agreements, including a registration rights agreement. Under the terms of the registration rights agreement, as amended, the Company agreed to file with the Securities and Exchange Commission (the “SEC”), within 30 days upon receipt of notice from White Deer Energy, a shelf registration statement covering resales of the 5,114,633 shares of Company common stock issuable upon exercise of the warrants and use commercially reasonable efforts to cause such registration statement to be declared effective within 120 days after the filing thereof. In June 2013 and October 2013, the Company amended the registration rights agreement to include 2,785,600 shares of Company common stock and 5,092,852 shares of Company common stock, respectively, issued to White Deer Energy in connection with subsequent private placements. On April 19, 2014, the Company received a request from White Deer Energy to register the shares of Company common stock and the shares of Company common stock underlying the warrants held by White Deer Energy. On May 16, 2014, the Company filed with the SEC a registration statement on Form S-3 to register for resale the 7,878,452 shares of common stock and 5,114,633 shares of common stock underlying the warrants held by White Deer Energy, and the SEC declared the registration statement effective on May 30, 2014.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO EFFECT A 1-FOR-20 REVERSE STOCK SPLIT

General

Our Board has unanimously adopted and is submitting for shareholder approval an amendment to our Certificate of Incorporation to effect a 1-for-20 reverse stock split (the “Reverse Stock Split”). Approval of the Reverse Stock Split will grant the Board the authority, without further action by the shareholders, to carry out the amendment to the Certificate of Incorporation after the date shareholder approval for the amendment is obtained. Upon such action of the Board, as a result of the Reverse Stock Split, each share of common stock outstanding at the effective time of the reverse split, will, without any action on the part of the holder thereof, become one-twentieth of a share of our common stock.

The amendment to the Certificate of Incorporation to effect the Reverse Stock Split will not change the terms of our common stock. After the Reverse Stock Split, the par value of our common stock will remain unchanged at $0.001 per share, and shares of common stock will have the same voting rights and will be identical in all other respects to the common stock now authorized. The amendment, without regard to the other proposals set forth in this proxy statement, will not change the number of authorized shares of common stock so it will have the effect of increasing the number of shares of common stock that the Board has the authority to issue. Each shareholder’s percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares. The common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the Reverse Stock Split, we will continue to have the same number of shareholders, and we will still be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Certain of the Company’s officers and directors have an interest in the Reverse Stock Split as a result of their ownership of shares of common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Potential Advantages of the Reverse Stock Split

Our common stock trades on the NYSE MKT LLC (the “Exchange”), which we believe helps support and maintain stock liquidity and company recognition for our shareholders. Companies listed on the Exchange, however, are subject to various continued listing standards imposed by the Exchange. One of these standards is that the common stock does not trade at a low price per share for a substantial period of time. A company risks being delisted and removed from the Exchange if the common stock trades at a low price per share for a substantial period of time.

Our common stock has traded within a range of $3.11 to $0.60 since November 1, 2014, and thus our Board believes it is in the best interest of the shareholders of the Company to effectuate the Reverse Stock Split. Effecting the Reverse Stock Split would reduce our total shares of common stock outstanding, which we believe will increase the price per share of our common stock. However, the effect of the Reverse Stock Split on the market value of our common stock cannot be predicted with any certainty, and there can be no assurance that the market price per post-Reverse Stock Split share will trade at a higher price. The Reverse Stock Split itself does not affect our market value, and the market price of our common stock may also be based on other factors that are unrelated to the number of shares outstanding, including our future performance.

As an example, if the Reverse Stock Split had been effectuated on April 14, 2015, based on a closing price of $0.62 on such day, the following could likely have occurred:

	Shares Outstanding	Price Per Share	Market Value
Before Giving Effect to Reverse Stock Split	107,929,271	$0.62	$66,916,148
After Giving Effect to Reverse Stock Split	5,396,464	$12.40	$66,916,148

We believe that having our common stock delisted from the Exchange would be undesirable for our shareholders and potentially detrimental to our business. If our common stock is delisted from the Exchange, it would likely be quoted on the OTC Bulletin Board or “pink sheets”. We believe that these alternative markets have significantly lower trading volume and are much less efficient than the Exchange. As a result, investors may find it more difficult to trade, or to obtain frequent quotations, as to the market value of our common stock. Trading on other markets can therefore negatively impact the liquidity and marketability of our common stock and our ability to obtain future financing on favorable terms.

We believe that a Reverse Stock Split would result in an increase in the price per share of our common stock. Our Board believes that it is in our best interests and in the interests of our shareholders to seek approval of the proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split in order to increase the likelihood that the market value of each share of our common stock is increased.

By preserving our Exchange listing, we can continue to consider and pursue future financing options to support our business that would not be available to us if our common stock was not listed on a national exchange. We believe being listed on a national securities exchange, such as the Exchange, is valued highly by many long term investors. A listing on a national securities exchange also has the potential to create better liquidity and reduce volatility for buying and selling shares of our stock, which benefits our current and future shareholders.

We believe that the Reverse Stock Split could also enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower priced securities and that brokerage firms may be reluctant to recommend lower priced stock to their clients, which may be due in part to a perception that lower priced securities are less promising as investments, are less liquid, or are less likely to be followed by institutional securities research firms. We believe that the anticipated increased stock price immediately following and resulting from the Reverse Stock Split may encourage further interest in our common stock.

Potential Disadvantages of the Reverse Stock Split

As noted above, a purpose of the Reverse Stock Split is to increase the per share market price of our common stock. We cannot assure you, however, that the Reverse Stock Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a multiple of twenty, or result in any permanent or sustained increase in the market price of our stock, which is dependent upon many factors, including our business and financial performance, general market conditions, and prospects for future success. Thus, while our stock price might continue to exceed the continued listing requirements for the Exchange initially, we cannot assure you that it will continue to do so.

Should the market price decline after the Reverse Stock Split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the Reverse Stock Split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share market price does not increase in proportion to the Reverse Stock Split ratio, then the value of the Company, as measured by our stock capitalization, will be reduced. In some cases, the per share stock price of companies that have effected reverse stock splits subsequently declined back to pre-reverse split levels, and accordingly, we cannot assure you that the total market value of your shares will remain the same after the Reverse Stock Split is effected, or that the Reverse Stock Split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the Reverse Stock Split.

Although the Board believes that the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our shareholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split. Our outstanding shares will be reduced by a factor of twenty, which may lead to reduced trading and a smaller number of market makers for our common stock.

If the Reverse Stock Split is implemented, it may increase the number of shareholders who own “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of common stock.

Principal Effects of the Reverse Stock Split

After the effective date of the Reverse Stock Split, each shareholder will own fewer shares of our common stock. However, except for the provision for elimination of fractional shares, as described below, the Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company. For example, a holder of 2% of the outstanding shares of common stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the Reverse Stock Split.

We do not anticipate that the number of shareholders of record will be affected by the Reverse Stock Split. In addition, because the number of shares of authorized common stock will not be affected by the approval of this amendment alone, the Reverse Stock Split will result in an increase in the authorized, but unissued, shares of common stock as a percentage of total authorized shares.

If the Reverse Stock Split is approved and implemented, the terms of equity awards under the 2011 Plan, as amended, including the per share exercise price of options and the number of shares issuable under outstanding awards, will be proportionately adjusted to maintain the approximate economic value of the awards. The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards will be rounded to the nearest whole share. The Reverse Stock Split will not affect the expiration date of outstanding stock awards. Without regard to the other proposals set forth in this proxy statement, the number of shares remaining reserved or available for grant under the 2011 Plan will be reduced proportionately as well. Additionally, each outstanding warrant will automatically become a warrant to purchase one-twentieth of the number of shares subject to the warrant immediately prior to the Reverse Stock Split at an exercise price that is one-twentieth times the exercise price of the warrant.

In connection with the Reverse Stock Split, we also intend to seek formal approval from the holders of the Series B Preferred Stock to amend the certificate of designation for the Series B Preferred Stock to effect a 1-for-20 reverse split of the outstanding shares of the series, with one-half or more of any fractional share being rounded up to the next share as described herein. Each share of Series B Preferred Stock will continue to have one vote on matters submitted to a vote of the holders of our common stock. Accordingly, the proportional voting power of the outstanding shares of Series B Preferred Stock relative to the outstanding shares of common stock will not change as a result of the Reverse Stock Split except to the extent of the treatment of fractional shares. The amendment will not change the number of authorized shares of Series B Preferred Stock. We have communicated with the sole holder of the Series B Preferred Stock, and this holder has indicated it is agreeable to effect a 1-for-20 reverse split of the outstanding shares of the Series B so long as the Reverse Stock Split is approved and implemented.

The Reverse Stock Split will reduce the total number of outstanding shares of common stock. It will apply automatically to all shares of our common stock, including shares issuable upon the exercise of outstanding stock options, outstanding restricted stock unit awards and warrants. The following table contains approximate information relating to our common stock, based on share information as of April 14, 2015:

	Shares Authorized	Shares Outstanding*		Shares Issuable Under Other Securities
Before Giving Effect to Reverse Stock Split	500,000,000	107,929,271		25,002,570
After Giving Effect to Reverse Stock Split	500,000,000	5,396,464	**	1,250,128

*	Without regard to the other proposals set forth in this proxy statement.
**	Such number of shares of stock could be greater as a result of the treatment of fractional shares.

As reflected in the table above, the number of authorized shares of our common stock will not be reduced by the Reverse Stock Split. Accordingly, the Reverse Stock Split will have the effect of increasing the authorized, but unissued, shares of our common stock as a percentage of total authorized shares and could discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If this proposal is approved by our shareholders, our Board will cause the Reverse Stock Split to be implemented by filing an amendment to our Certificate of Incorporation with the Delaware Secretary of State. The Reverse Stock Split will become effective on the date that it is filed. Shareholders will be notified of the effective date by the filing of a Current Report on Form 8-K with the Securities and Exchange Commission. The mechanics of the Reverse Stock Split will differ depending upon whether shares of common stock are held beneficially through a broker, bank or other holder of record or whether they are registered directly in a shareholder’s name and held in certificate form.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, shareholders who otherwise would be entitled to receive a fractional share of our common stock as a consequence of the Rverse Stock Split will instead receive cash in lieu of such fractional share of common stock.

Exchange of Stock Certificates

As soon as practicable after the effective date, transmittal forms will be mailed to each shareholder holding shares of our common stock in certificated form. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates (or an affidavit of lost certificate), together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled to as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s). If a shareholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described under “— Treatment of Fractional Shares.”

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR TRANSFER AGENT. SHAREHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE TRANSFER AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Shares Held in Book-Entry and Through a Bank, Broker or Other Nominee

If you hold shares of our common stock electronically in book-entry form with our transfer agent, you do not currently have and will not be issued stock certificates evidencing your ownership after the Reverse Stock Split. If you hold registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If you are entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to you indicating the number of shares of our common stock held following the Reverse Stock Split.

If you hold shares of our common stock in “street name” through a bank, broker, custodian or other nominee, we will treat your common stock in the same manner as shareholders whose shares are registered in their own names. Banks, brokers and other holders of record will be instructed to effect the Reverse Stock Split for their customers holding our common stock in street name. However, these banks, brokers and other holders of record may have different procedures for processing a Reverse Stock Split. If you hold shares of our common stock in street name, we encourage you to contact your bank, broker, or other holders of record.

Accounting Matters

The Reverse Stock Split will not affect the common stock capital account on our balance sheet. As of the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the exchange ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. In future financial statements, we will restate net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split to give retroactive effect to the Reverse Stock Split. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to the Company and to shareholders that hold shares of the Company’s common stock as capital assets for U.S. federal income tax purposes. This discussion is based upon provisions of the Code, the Treasury regulations promulgated under the Internal Revenue Code of 1986, as amended (the “Code”), and U.S. administrative rulings and court decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, and differing interpretations. Changes in these authorities may cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances or to shareholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons that are partnerships or other pass-through entities for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax, persons who hold their shares of common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired their shares of common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of common stock or otherwise as compensation. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds shares of common stock, the tax treatment of a partner thereof will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding shares of the Company’s common stock, you should consult your tax advisor regarding the tax consequences of the Reverse Stock Split.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The state and local tax consequences of the reverse split may vary as to each shareholder, depending on the jurisdiction in which such shareholder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

We believe that the Reverse Stock Split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the Reverse Stock Split. In addition, we do not expect the Reverse Stock Split to affect our ability to utilize our net operating loss carryforwards.

Each shareholder’s aggregate tax basis in the common stock it receives pursuant to the Reverse Stock Split should equal the shareholder’s aggregate tax basis in the common stock it surrenders therefor. In addition, each shareholder’s holding period for the common stock it receives in the Reverse Stock Split should include such shareholder’s holding period for the common stock it surrenders therefor.

In general, the receipt of cash by a shareholder in lieu of a fractional share of the common stock pursuant to the Reverse Stock Split should be treated for U.S. federal income tax purposes as though such fractional share had been issued to the shareholder pursuant to the Reverse Stock Split and then redeemed by the Company, and such shareholder should recognize taxable gain or loss thereon based on the difference between the amount of cash received and such shareholder’s basis in the fractional share. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the shareholder’s holding period in the fractional share is greater than one year as of the effective date of the Reverse Stock Split. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain shareholders who own more than a minimal amount of common stock (generally more than 1%) or who exercise some control over the affairs of the Company. Shareholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

Discretionary Authority of the Board to Abandon Reverse Stock Split

The Board reserves the right to not proceed with, and abandon, the Reverse Stock Split without further action by our shareholders at any time before the effectiveness of the amendment to the Certificate of Incorporation, even if the Reverse Stock Split has been authorized by our shareholders at the Annual Meeting. By voting in favor of the Reverse Stock Split, you are expressly also authorizing our Board to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

No Dissenter’s Rights

Under applicable Delaware law, our shareholders are not entitled to dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide shareholders with any such right.

Annex Relating to the Reverse Stock Split

The text of the form of the Certificate of Amendment relating to this proposal, which we would file with the Secretary of State of Delaware to effect the Reverse Stock Split, is attached to this proxy statement as Annex A.

Required Vote and Recommendation

Provided a quorum of at least a majority of the issued and outstanding shares of common stock is present (in person or by proxy), the affirmative vote of the shareholders holding a majority of the shares represented at the 2015 Annual Meeting, whether in person or by proxy, and entitled to vote on the matter is required to approve the proposal. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-20 REVERSE STOCK SPLIT.

PROPOSAL 3:

APPROVAL OF THE THIRD AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN.

Background and Purpose

Our Board has unanimously adopted, and is submitting for shareholder approval, the third amendment and restatement of the Emerald Oil, Inc. 2011 Equity Incentive Plan, which we refer to as the “2011 Plan.” The primary purpose of amending and restating the 2011 Plan is to increase the number of shares of common stock reserved for issuance under the 2011 Plan by 10,000,000 shares, so that a total of 19,800,000 shares will be available for issuance, and will result, if the Reverse Split described in Proposal No. 2 is consummated, in the reservation of an additional 500,000 shares, and the availability of 990,000 aggregate shares for issuance under the 2011 Plan. The increase in this limit will allow us to continue to make future grants of equity incentive awards under the 2011 Plan to directors, officers, employees, consultants and other persons who provide services to us on a full-time basis. As described more fully below, we consider such future grants of equity incentive awards to be a key component of our compensation structure. The past grants received by our executive officers and directors under the 2011 Plan during fiscal year 2014 are set forth above in the sections titled “Executive Compensation” and “Director Compensation,” respectively.

The principal provisions of the 2011 Plan, as amended, are summarized below. This summary is not a complete description of all of the 2011 Plan’s provisions and is qualified in its entirety by reference to the 2011 Plan, which is attached to this proxy statement as Annex B. Capitalized terms in this summary not defined in this proxy statement have the meanings set forth in the 2011 Plan.

The 2011 Plan was originally adopted on May 27, 2011 and has been amended from time to time. When the 2011 Plan was originally adopted, we reserved 714,286 shares of common stock for issuance under the 2011 Plan. We reserved an additional 2,785,714 shares of common stock for issuance in connection with the 2011 Plan when it was amended in 2012, and we reserved an additional 6,300,000 shares of common stock for issuance when the plan was amended in July 2013. Since the adoption of the 2011 Plan through December 31, 2014, we have granted, in the aggregate, 1,211,563 stock options, and 3,791,502 shares of common stock and restricted stock units, net of cancelations and forfeitures, including 584,620 nonvested restricted stock units. As of December 31, 2014, there are 4,796,935 shares available for issuance under the 2011 Plan. See Equity Compensation Plan Information set forth above in the section titled “Executive Compensation” for additional information regarding the number of shares of our common stock that are available for issuance under the 2011 Plan.

Accordingly, our Board has determined that there are not sufficient shares available for issuance under the 2011 Plan to make future equity grants, a key component of our compensation structure. We consider the 2011 Plan to be an essential element of total compensation of our executive officers and employees and believe the 2011 Plan promotes our interests and the interests of our shareholders by attracting and retaining the services of key employees, qualified directors and qualified consultants and other independent contractors and encouraging a sense of proprietorship in the Company and stimulating the active interest of those persons receiving awards under the 2011 Plan in our development and success. By increasing the number of shares of common stock available for issuance as awards under the 2011 Plan by 10,000,000 shares (500,000 shares if the Reverse Split described in Proposal No. 2 is consummated), or approximately 9% of our currently outstanding shares of common stock, we believe we will have the flexibility to use equity awards to continue to support our growth strategy and our ability to attract and retain talented executives and employees. Because the amount and timing of specific equity awards in the future is dependent on our employee headcount, management performance, competitive compensation practices and other factors, some of which are beyond our control, it is not possible to know when or if the currently proposed increase in the shares available under the 2011 Plan will be exhausted or the amount of subsequent dilution that may ultimately result from such awards.

In addition, our ability to obtain a federal income tax deduction for amounts paid under the 2011 Plan could be limited by Section 162(m) of the Code unless the 2011 Plan is approved by shareholders. Pursuant to Section 162(m) of the Code, the federal income tax deduction for the Company will generally be unavailable for annual compensation in excess of $1 million paid to any of our “covered employees” (within the meaning of Section 162(m) of the Code), which generally include the chief executive officer and the three other most highly compensated officers other than the chief financial officer. However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. It is expected that, generally, options and SARs granted under the 2011 Plan as amended and restated will satisfy the requirements for performance-based compensation as that term is used in Section 162(m) of the Internal Revenue Code. Additionally, the Committee may designate whether any other awards being granted to any Participant are intended to be performance-based compensation. Any such awards designated as intended to be performance-based compensation shall be conditioned on the achievement of one or more performance measures as described more fully below.

If Proposal No. 3 is not approved by shareholders, we will not have sufficient shares for future grants and all or a portion of our incentive awards granted to our covered employees under the 2011 Plan may not be deductible by us pursuant to Section 162(m) of the Code; meaning that we may be limited in our ability to grant awards that are both deductible and that satisfy our compensation objectives.

Description of the 2011 Plan

Purpose and Eligible Participants.

The purpose of the 2011 Plan is to secure and retain competent personnel by furnishing equity incentives to those employees (including officers), directors, and consultants upon whose efforts the success of the Company depends. As of the mailing date of this proxy statement, 44 employees, 6 directors, and no consultants are eligible to participate in the 2011 Plan.

Types of Awards

The 2011 Plan permits the grant of the following types of awards, in the amounts and upon the terms determined by the administrator of the 2011 Plan (the “Administrator”):

Options

Options may either be incentive stock options (“ISOs”), which are specifically designated as such for purposes of compliance with Section 422 of the Code, or non-qualified stock options (“NSOs”). Options vest as determined by the Administrator, subject to certain statutory limitations regarding the maximum term of ISOs and the maximum value of ISOs that may vest in one year. The exercise price of each share subject to an ISO will be equal to or greater than the fair market value of a share on the date of the grant of the ISO, except in the case of an ISO grant to a shareholder who owns more than 10% of the Company’s outstanding shares, in which case the exercise price will be equal to or greater than 110% of the fair market value of a share on the grant date. The exercise price of each share subject to an NSO is to be determined by the Board at the time of grant but will not be less than the fair market value. Recipients of options have no rights as a shareholder with respect to any shares covered by the award until the award is exercised and a stock certificate or book entry evidencing such shares is issued or made, respectively.

Restricted Stock Awards

Restricted stock awards consist of shares granted to a participant that are subject to one or more risks of forfeiture. Restricted stock awards may be subject to risk of forfeiture based on the passage of time or the satisfaction of other criteria, such as continued employment or Company performance. Recipients of restricted stock awards are entitled to vote and receive dividends attributable to the shares underlying the award beginning on the grant date.

Restricted Stock Units

Restricted stock units consist of a right to receive shares (or cash, in the Administrator’s discretion) on one or more vesting dates in the future. The vesting dates may be based on the passage of time or the satisfaction of other criteria, such as continued employment or Company performance. Recipients of restricted stock units have no rights as a shareholder with respect to any shares covered by the award until the date a stock certificate or book entry evidencing such shares is issued or made, respectively.

Performance Awards

Performance awards, which may be denominated in cash or shares, are earned upon achievement of performance objectives during a performance period established by the Administrator. Recipients of performance awards have no rights as a shareholder with respect to any shares covered by the award until the date a stock certificate or book entry evidencing such shares is issued or made, respectively.

Stock Appreciation Rights

A stock appreciation right may be granted independent of or in tandem with a previously or contemporaneously granted stock option, as determined by the Administrator. Generally, upon exercise of a stock appreciation right, the recipient will receive cash, shares of common stock, or a combination of cash and common stock, with a value equal to the excess of: (i) the fair market value of a specified number of shares of common stock on the date of the exercise, over (ii) a specified exercise price. If a stock appreciation right is granted in tandem with a stock option, the exercise of the stock appreciation right will generally cancel a corresponding portion of the option, and, conversely, the exercise of the stock option will cancel a corresponding portion of the stock appreciation right.

Number of Shares

The stock to be awarded or optioned under this Plan shall consist of authorized but unissued or reacquired shares of common stock. The maximum aggregate number of shares of common stock currently reserved and available for awards under the 2011 Plan is 9,800,000 shares, and if this Proposal No. 3 to increase the number of shares of common stock reserved for issuance under the 2011 Plan by 10,000,000 shares is approved by shareholders, a total of 19,800,000 shares will be available for issuance, and will result, if the Reverse Split described in Proposal No. 2 is consummated, in the reservation of an additional 500,000 shares, and the availability of 990,000 aggregate shares available for issuance under the 2011 Plan. Shares subject to awards granted under the 2011 Plan that expire or are terminated or forfeited for any reason, or which are used to pay the exercise price or satisfy the tax withholding obligation applicable to an award, or which represent an award to the extent it is settled in cash, will remain in the pool of shares available for issuance under the 2011 Plan.

Administration

Subject to the terms of the 2011 Plan, the Administrator will have the discretion to (i) make awards, (ii) determine the terms and conditions of awards, including the number of shares subject to an award, vesting criteria, performance conditions and the manner of exercise, (iii) prescribe the form of agreements to evidence awards, (iv) interpret the 2011 Plan and (v) make all other determinations necessary or advisable for the administration of the 2011 Plan or any agreement issued thereunder, to the extent permitted by law and the 2011 Plan. The 2011 Plan will be administered by the Board; provided, however, that the Board may delegate some or all of the administration of the 2011 Plan to a committee or committees of non-employee directors. The Board has delegated to the Compensation Committee the responsibility for approving, or recommending to the Board for approval, awards to the Company’s executive officers under the 2011 Plan.

Amendments

The Administrator may from time to time, insofar as permitted by law, suspend or discontinue the 2011 Plan or revise or amend it in certain respect. However, the Administrator may not, without shareholder approval, revise or amend the 2011 Plan (i) to materially increase the number of shares subject to the 2011 Plan, (ii) to change the designation of participants, including the class of employees, eligible to receive awards, (iii) to decrease the price at which options or stock appreciation rights may be granted, (iv) to cancel options or stock appreciation rights that have an exercise price in excess of the fair market value of the common stock, (v) to materially increase the benefits accruing to participants under the 2011 Plan or (vi) in any manner that will cause ISOs to fail to meet the requirements of Code Section 422.

Term

The Administrator may grant awards pursuant to the 2011 Plan until it is discontinued or terminated; provided, however, that ISOs may not be granted after April 2021.

Change of Control

Unless otherwise provided in the terms of an award, upon a Change of Control of the Company, as defined in the 2011 Plan, the Board shall have the option to provide for any of the following: (i) the acceleration of the exercisability, vesting, or lapse of the risks of forfeiture of any or all awards (or portions thereof), (ii) the complete termination of the 2011 Plan and the cancellation of any or all awards (or portions thereof) that have not been exercised, have not vested, or remain subject to risks of forfeiture, as applicable, in each case as of the effective date of the Change of Control, (iii) that the entity succeeding the Company by reason of such Change of Control, or the parent of such entity, shall assume or continue any or all awards (or portions thereof) outstanding immediately prior to the Change of Control or substitute for any or all such awards (or portions thereof) a substantially equivalent award with respect to the securities of such successor entity, as determined in accordance with applicable laws and regulations and (iv) that holders of outstanding awards shall become entitled to receive, with respect to each share of common stock subject to such award (whether vested or unvested), as of the effective date of any such Change of Control, cash in an amount equal to (a) the holder’s options or stock appreciation rights, the excess of the fair market value of such common stock on the date immediately preceding the effective date of such Change of Control over the exercise price per share of options or stock appreciation rights or (b) for participants holding awards other than options or stock appreciation rights, the fair market value of such common stock on the date immediately preceding the effective date of such Change of Control.

Payment

Upon exercise of an option granted under the 2011 Plan, and as permitted in the Administrator’s discretion, the option holder may pay the exercise price in cash (or cash equivalent), by surrendering previously-acquired unencumbered shares of common stock, by withholding shares of common stock from the number of shares that would otherwise be issuable upon exercise of the option (i.e., a net share settlement), through broker-assisted cashless exercise (if compliant with applicable securities laws and any insider trading policies of the Company), another form of payment authorized by the Administrator, or a combination of any of the foregoing. If the exercise price is paid, in whole or in part, with common stock, the then-current fair market value of the stock delivered or withheld will be used to calculate the number of shares of common stock required to be delivered or withheld.

Transfer Restrictions

Unless permitted by law and expressly permitted by the Administrator, no award made under the 2011 Plan will be transferable, other than by will or by the laws of descent and distribution. The Administrator may permit a recipient of a NSO to transfer the award by gift to his or her “immediate family” or to certain trusts or partnerships (as defined and permitted by applicable federal securities law).

New Plan Benefits

The amount of future awards will be determined by the Administrator. The 2011 Plan does not require awards in specific amounts or to specific recipients or provide formulae to determine the amount or recipient of awards. As a result, the Company cannot determine the awards that will be made under the 2011 Plan or that would have been made in the past if the 2011 Plan, as amended, had been in place. On April 14, 2015, the closing price of our common stock was $0.62.

Federal Income Tax Matters

The discussion which follows is a summary, based on current law, of some significant U.S. federal income tax considerations relating to awards under the 2011 Plan. The following is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2011 Plan. The award recipient may also be subject to state and local taxes and employment taxes in connection with award granted under the 2011 Plan. The award recipient should consult with an individual tax advisor to determine the applicability of the tax aspects of participating in the 2011 Plan in the recipient’s personal circumstances.

Options

Under present law, an optionee will not recognize any taxable income at the time an NSO is granted pursuant to the 2011 Plan. Upon exercise of the NSO, however, the optionee generally must recognize ordinary income in an amount equal to the difference between the exercise price of such NSO and the fair market value (determined as of the date of exercise) of the common stock acquired by the optionee upon the exercise of such NSO. Upon the disposition of the shares acquired upon the exercise of such NSO, any resulting gain or loss will generally be treated as capital gain or loss, with the basis in such shares equal to the fair market value of the shares at the time of exercise. The Company will be entitled to a corresponding deduction at the time such NSO is exercised and must comply with applicable tax withholding requirements.

ISOs granted under the 2011 Plan are intended to qualify for favorable tax treatment under Section 422 of the Code. Under Section 422, an optionee generally recognizes no taxable income when the ISO is granted. Further, the optionee generally will not recognize any taxable income when the ISO is exercised if he or she has been, without a break in service, an employee of the Company or an affiliate from the date that the ISO was granted until three months before the date of exercise (or, until one year prior to the date of exercise, if the optionee is disabled (as such term is defined in the Code)). The Company ordinarily is not entitled to any deduction upon the grant or exercise of an ISO. The excess of the fair market value of the shares at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the optionee’s alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the optionee’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the ISO exercise, the optionee will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the optionee does not dispose of the shares acquired upon the exercise of an ISO for a period of two years from the date of grant of the ISO or one year from receiving the transfer of the shares, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

Restricted Stock Awards

Generally, no income is taxable to the recipient of a restricted stock award at the time that the award is granted, provided that the award is subject to a substantial risk of forfeiture (determined under Code rules) at the time of grant. Instead, the recipient will recognize ordinary income equal to the fair market value of the shares when the restrictions on the shares lapse (that is, when the shares are no longer subject to a substantial risk of forfeiture). The Company will be entitled to a corresponding deduction at such time. If a recipient makes an election under Section 83(b) of the Code to be taxed at the time of grant, the recipient will, when the award is granted, recognize ordinary income equal to the fair market value of the shares subject to such award at the time that the award was granted and the Company generally will receive a corresponding deduction. The Company must comply with applicable tax withholding requirements. The recipient’s tax basis in any shares acquired pursuant to a restricted stock award is the amount recognized by him or her as income attributable to such shares. Upon a subsequent disposition of the shares, the recipient will generally realize a capital gain or loss, as applicable.

Restricted Stock Units

Generally, no income is taxable to the recipient of a restricted stock unit award at the time that the award is granted. A recipient of restricted stock units will generally recognize ordinary income in an amount equal to the fair market value of the shares (or the amount of cash) distributed to settle the restricted stock units on the vesting date(s). The Company generally will receive a corresponding deduction at such time and must comply with applicable tax withholding requirements.

Performance Awards

Generally, no income is taxable to the recipient of a performance award at the time that the award is granted. A recipient of performance awards will recognize ordinary income equal to the value of the shares of common stock or the cash received, as the case may be, at the time that the award is settled. The Company generally will receive a corresponding deduction at such time and must comply with applicable tax withholding requirements.

Stock Appreciation Rights

Generally, no income is taxable to the recipient of a stock appreciation right at the time that the award is granted. Generally, a recipient of a stock appreciation right will recognize ordinary income equal to the fair market value of the shares of common stock or the cash received at the time that the stock appreciation right is exercised. The Company generally will receive a corresponding deduction at such time and must comply with applicable tax withholding requirements.

Other Information

Other than as a result of their right to participate in the 2011 Plan, no person who was a director or executive officer of us in the year ended December 31, 2014, or any associate of theirs, has any substantial interest in this proposal.

Required Vote and Recommendation

Provided a quorum of at least a majority of the issued and outstanding shares of common stock is present (in person or by proxy), the affirmative vote of the shareholders holding a majority of the shares represented at the 2015 Annual Meeting, whether in person or by proxy, and entitled to vote on the matter, is required to approve the proposal. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE EMERALD OIL THIRD AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN.

PROPOSAL 4:

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

Our Audit Committee has engaged the firm of BDO USA, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015. BDO USA, LLP also served as our independent registered public accounting firm for the fiscal year ending December 31, 2014. A representative of BDO is expected to be present at the 2015 Annual Meeting of Shareholders. Such representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions regarding the audit of our financial statements.

Audit Fees

The following table presents fees for professional services provided by BDO USA, LLP to us for the audit of our annual financial statements, the review of our interim financial statements, and other services for the fiscal years ended December 31, 2014 and December 31, 2013.

Category	Fiscal Year	Fees
Audit Fees(1)	2014	$383,390
	2013	$435,223
Audit-Related Fees(2)	2014	$—
	2013	$—
Tax Fees(3)	2014	$—
	2013	$—
All Other Fees	2014	$—
	2013	$—

(1)	Audit fees represent fees billed for professional services provided for the audit of our annual financial statements and review of our quarterly financial statements in connection with the filing of current and periodic reports.
(2)	Audit-related fees represent fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements in connection with the filing of periodic reports. Audit-related fees are fees billed for assurance and related services in connection with our regulatory filings.
(3)	Tax fees represent fees billed for professional services for tax compliance, tax advice and tax planning which included preparation of tax returns.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approved the engagement of BDO as our principal independent registered public accounting firm to perform audit services for us. The Audit Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms of those services, to be performed for us by the independent auditor prior to engagement. One hundred percent (100%) of the audit services, audit-related services, tax-related services and compensation consulting services referenced above were pre-approved by our Audit Committee.

Required Vote and Recommendation

If a quorum is present, the affirmative vote of the shareholders holding a majority of the shares represented at the 2015 Annual Meeting, whether in person or by proxy, and entitled to vote on the matter, is required to ratify the selection of the independent public accountant. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal. If our shareholders fail to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm, it is not anticipated that BDO USA, LLP will be replaced in 2015. Such lack of approval will, however, be considered by the Audit Committee in selecting our independent registered public accounting firm for 2016.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2015 FISCAL YEAR.

OTHER BUSINESS

Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and certain beneficial owners of more than 10% of our common stock to file with the SEC reports of ownership (Form 3) and changes in ownership (Forms 4 and 5) of our common stock. The reporting persons are required to furnish us with copies of all reports filed pursuant to Section 16(a). Based solely upon review of these SEC reports and written representations to us from certain reporting persons, we believe that during fiscal year 2014, all applicable filing obligations under Section 16(a) have been met by all of the reporting persons.

Shareholder Proposals for the 2016 Annual Meeting

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2016 Annual Meeting must be received by us at our office in Denver, Colorado, addressed to our Secretary, no later than February 20, 2016 to be includable in our proxy statement and related proxy for the 2016 Annual Meeting. Additionally, pursuant to the advance notice provisions of our bylaws, as authorized by applicable state law, in order for shareholders to present nominations or other business at the 2016 Annual Meeting, a shareholder’s notice of such nomination or other business must be received no earlier than January 21, 2016 and no later than February 20, 2016 and must be in a form that complies with the requirements set forth in our bylaws.

Shareholders Sharing the Same Last Name and Address

In accordance with notices that we send to certain shareholders, we are sending only one copy of our annual report and proxy statement to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of the our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to the Corporate Secretary by mail at 1600 Broadway, Suite 1360, Denver, Colorado 80202 or by telephone at (303) 595-5600. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Investor Relations Contact Information

Interested parties, whether shareholders or not, may contact the Company by mailing Investor Relations at 1600 Broadway, Suite 1360, Denver, Colorado 80202 or by telephone at (303) 595-5600. Additional contact information is available at www.emeraloil.com/contact-us.

Annual Report on Form 10-K

A COPY OF THE COMPANY’S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K. REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO RYAN SMITH, CHIEF FINANCIAL OFFICER, AT THE COMPANY’S PRINCIPAL ADDRESS.

Annex A — Form of Certificate of Amendment

Emerald Oil, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.	This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation filed with the Secretary of State on June 11, 2014 (the “Certificate of Incorporation”).
2.	Article 4 of the Company’s Certificate of Incorporation shall be amended by adding the following section to the end of Article 4 as a new sub-section 4.1 of the Certificate of Incorporation, that reads as follows, subject to compliance with applicable law:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each twenty (20) shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the NYSE MKT as of the date of the Effective Time, by (b) the fraction of one share owned by the stockholder. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

3.	This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by McAndrew Rudisill, its Chief Executive Officer, this     day of          , 2015.

By:
Name: McAndrew Rudisill
Title: Chief Executive Officer

A-1

ANNEX B

EMERALD OIL, INC.
THIRD AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN

Emerald Oil, Inc. hereby adopts this Third Amended and Restated 2011 Equity Incentive Plan of Emerald Oil, Inc., which amends and restates the Second Amended and Restated 2011 Equity Incentive Plan, as amended, of Emerald Oil, Inc.

SECTION 1.
DEFINITIONS

As used herein, the following terms shall have the meanings indicated below:

(a) “Administrator” shall mean the Board of Directors of the Company, or one or more Committees appointed by the Board, as the case may be.

(b) “Affiliate(s)” shall mean a Parent or Subsidiary of the Company.

(c) “Agreement” shall mean the written agreement entered into by the Participant and the Company evidencing the grant of an Award. Each Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant.

(d) “Award” shall mean any grant pursuant to this Plan of an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right, or Performance Award.

(e) “Change of Control” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the events in subsections (i) through (iv) below. For purposes of this definition, a person, entity or group shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person, entity or group directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(i) Any person, entity or group becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other person, entity or group from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (B) solely because the level of Ownership held by any person, entity or group (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change of Control shall be deemed to occur;

(ii) There is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the total gross value of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the total gross value of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition (for purposes of this Section 1(e)(iii), “gross value” means the value of the assets of the Company or the value of the assets being disposed of, as the case may be, determined without regard to any liabilities associated with such assets); or

(iv) Individuals who, at the beginning of any consecutive twelve-month period, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board at any time during that consecutive twelve-month period; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For the avoidance of doubt, the term “Change of Control” shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. To the extent required with respect to any award subject to Section 409A of the Code, the determination of whether a Change of Control has occurred shall be made in accordance with Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.

(f) “Close of Business” of a specified day shall mean 5:00 p.m., Mountain Time, without regard to whether such day is a Saturday, Sunday, bank holiday, or other day on which no business is conducted.

(g) “Committee” shall mean a Committee of two or more Directors who shall be appointed by and serve at the pleasure of the Board. To the extent necessary for compliance with Rule 16b-3, each of the members of the Committee shall be a “non-employee director.” Solely for purposes of this Section 1(g), “non-employee director” shall have the same meaning as set forth in Rule 16b-3. Any Award granted under the Plan which is intended to constitute performance-based compensation (including Incentive Stock Options and Nonqualified Stock Options) within the meaning of Code Section 162(m) shall be granted by a Committee consisting solely of two or more “outside directors” within the meaning of Code Section 162(m).

(h) “Common Stock” shall mean the common stock of the Company (subject to adjustment as provided in Section 14 of this Plan).

(i) The “Company” shall mean Emerald Oil, Inc., a Delaware corporation.

(j) “Consultant” shall mean any person, including an advisor, who is engaged by the Company or any Affiliate to render consulting or advisory services and is compensated for such services; provided, however, that no person shall be considered a Consultant for purposes of the Plan unless such Consultant is a natural person, renders bona fide services to the Company or any Affiliate, and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. For purposes of this plan, “Consultant” shall also include a director of an Affiliate who is compensated for services as a director.

(k) “Director” shall mean a non-Employee member of the Board of Directors of the Company.

(l) “Effective Date” shall mean the date the Board of Directors of the Company adopts the Plan.

(m) “Employee” shall mean a common-law employee of the Company or any Affiliate, including “officers” as defined by Section 16 of the Exchange Act; provided, however, that service solely as a Director or Consultant, regardless of whether a fee is paid for such service, shall not cause a person to be an Employee for purposes of the Plan.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(o) “Fair Market Value” of specified stock as of any date shall mean (i) if such stock is listed on the NYSE MKT stock exchange or an established stock exchange, the price of such stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of such stock shall have occurred on such date, on the next preceding date on which there was a sale of stock; (ii) if such stock is not so listed on the NYSE MKT stock exchange, or an established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board or the Committee in its sole discretion by applying principles of valuation with respect to Common Stock. Notwithstanding the foregoing, the Board or the Committee may determine Fair Market Value in a manner other than as specified above provided that the method used to determine Fair Market Value reasonable and in good faith and, in the case of any Option or Stock Appreciation Right, shall be determined in accordance with Code Section 409A.

(p) “Incentive Stock Option” shall mean an option granted pursuant to Section 8 of this Plan that is intended to satisfy the provisions of Code Section 422, or any successor provision.

(q) The “Internal Revenue Code” or “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(r) “Option” shall mean an Incentive Stock Option or Nonqualified Stock Option granted pursuant to the Plan.

(s) “Nonqualified Stock Option” shall mean an option granted pursuant to Section 9 of this Plan or an option (or portion thereof) that does not qualify as an Incentive Stock Option.

(t) “Parent” shall mean any parent corporation of the Company within the meaning of Code Section 424(e), or any successor provision.

(u) “Participant” shall mean an Employee to whom an Incentive Stock Option has been granted or an Employee, a Director, or a Consultant to whom a Nonqualified Stock Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Stock Appreciation Right has been granted.

(v) “Performance Award” shall mean any Performance Shares or Performance Cash Units granted pursuant to Section 12 of this Plan.

(w) “Performance Objective(s)” shall mean one or more performance objectives established by the Administrator, in its sole discretion, for Awards granted under this Plan. With respect to any Award (other than Options or Stock Appreciation Rights) that is intended to constitute performance-based compensation (within the meaning of Code Section 162(m)), “Performance Objectives” shall mean any of the following: (i) net earnings; (ii) earnings per share; (iii) net sales growth; (iv) net income (before or after taxes); (v) net operating profit; (vi) return measures (including, but not limited to, return on assets, capital, equity or sales); (vii) cash flow (including, but not limited to, operating cash flow and free cash flow); (viii) cash flow return on investments, which equals net cash flows divided by owner’s equity; (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) internal rate of return or increase in net present value; (xi) gross margins; (xii) gross margins minus expenses; (xiii) operating margin; (xiv) share price (including, but not limited to, growth measures and total stockholder return); (xv) expense targets; (xvi) working capital targets relating to inventory and/or accounts receivable; (xvii) planning accuracy (as measured by comparing planned results to actual results); (xviii) comparisons to various stock market indices; (xix) comparisons to the performance of other companies; or (xx) any combination of the foregoing. Where applicable, the performance targets based on satisfaction of Performance Objectives may be expressed in terms of attaining a specified level of the particular measure or the attainment of a percentage increase or decrease in the particular measure, and may be applied to one or more of the Company, a Subsidiary, or a division or strategic business unit of the Company or a Subsidiary, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The targets based on the foregoing Performance Objectives shall be determined in accordance with generally accepted accounting principles, if applicable, and shall be subject to certification by the Committee; provided that the Committee shall have the authority to include or exclude any of the following events that occurs during a performance period: (1) asset write-downs, (2) litigation or claim judgments or settlements, (3) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (4) accruals for reorganization and restructuring programs, (5) extraordinary nonrecurring items as described in SFAS No. 144 (or successor guidance) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (6) acquisitions or divestitures, and (7) foreign exchange gains and losses.

(x) “Performance Period” shall mean the period, established at the time any Performance Award is granted or at any time thereafter, during which any Performance Objectives specified by the Administrator with respect to such Performance Award are to be measured.

(y) “Performance Share” shall mean any grant of an Award pursuant to Section 12 of this Plan, the value of which, if any, shall be paid to a Participant by delivery of shares of Common Stock upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.

(z) “Performance Cash Unit” shall mean any grant of an Award pursuant to Section 12 of this Plan, the value of which, if any, shall be paid to a Participant by delivery of cash upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.

(aa) The “Plan” means the Emerald Oil, Inc. Third Amended and Restated 2011 Equity Incentive Plan, as amended hereafter from time to time, including the form of Agreements as they may be modified by the Administrator from time to time.

(bb) “Restricted Stock Award” shall mean any grant of restricted shares of Common Stock pursuant to Section 10 of this Plan.

(cc) “Restricted Stock Unit Award” shall mean any grant of any restricted stock units pursuant to Section 11 of this Plan.

(dd) “Rule 16b-3” shall mean Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Exchange Act.

(ee) “Stock Appreciation Right” shall mean a grant pursuant to Section 13 of this Plan.

(ff) A “Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Code Section 424(f), or any successor provision.

SECTION 2.
PURPOSE

The purpose of the Plan is to promote the success of the Company and its Affiliates by facilitating the employment and retention of competent personnel and by furnishing incentives to those Employees, Directors and Consultants upon whose efforts the success of the Company and its Affiliates will depend to a large degree. It is the intention of the Company to carry out the Plan through the granting of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and Stock Appreciation Rights.

SECTION 3.
EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall be effective on the Effective Date; provided, however, that adoption of this Plan shall be and is expressly subject to the condition of approval by the shareholders of the Company within twelve (12) months before or after the Effective Date.

If shareholder approval is not obtained within the twelve (12) month period referenced in this Section 3, this Plan and all Awards granted after the Effective Date shall be null and void.

The Administrator may grant Awards pursuant to the Plan from time to time until the Administrator discontinues or terminates the Plan; provided, however, that in no event may Incentive Stock Options be granted pursuant to the Plan after the earlier of (i) the date the Administrator discontinues or terminates the Plan or (ii) the Close of Business on the day immediately preceding the tenth anniversary of the Effective Date.

SECTION 4.
ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the “Board”); provided, however, that the Board may delegate some or all of the administration of the Plan to a Committee or Committees. The Board and any Committee appointed by the Board to administer the Plan are collectively referred to in this Plan as the “Administrator.”

Except as otherwise provided herein, the Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority to determine, in its sole discretion, whether an Award shall be granted; the individuals to whom, and the time or times at which, Awards shall be granted; the number of shares subject to each Award; the exercise price of Options granted hereunder; and the performance criteria, if any, and any other terms and conditions of each Award. The Administrator shall have full power and authority to administer and interpret the Plan; to make and amend rules, regulations and guidelines for administering the Plan; to prescribe the form and conditions of the respective Agreements evidencing each Award (which may vary from Participant to Participant); and to make all other determinations necessary or advisable for the administration of the Plan, including to correct any defect, omission or inconsistency in the Plan or any Agreement, to the extent permitted by law and this Plan. The Administrator’s interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan. In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.

SECTION 5.
PARTICIPANTS

The Administrator may grant Awards under this Plan to any Employee, Director, or Consultant; provided, however, that only Employees are eligible to receive Incentive Stock Options. In designating Participants, the Administrator shall also determine the number of shares or cash units to be optioned or awarded to each such Participant and the performance criteria applicable to each Performance Award. The Administrator may from time to time designate individuals as being ineligible to participate in the Plan. The power of the Administrator under this Section 5 shall be exercised from time to time in the sole discretion of the Administrator and without approval by the shareholders.

SECTION 6.
STOCK AND LIMITATIONS

The stock to be awarded or optioned under this Plan shall consist of authorized but unissued or reacquired shares of Common Stock. Subject to Section 14 of this Plan, the maximum aggregate number of shares of Common Stock reserved and available for Awards under the Plan is Nineteen Million Eight Hundred Thousand (19,800,000). The maximum aggregate number of shares of Common Stock that may be issued through Incentive Stock Options shall also be Nineteen Million Eight Hundred Thousand (19,800,000).

The following shares of Common Stock shall continue to be reserved and available for Awards granted pursuant to the Plan: (i) any outstanding Award that expires or is forfeited for any reason, (ii) any portion of an outstanding Option or Stock Appreciation Right that is terminated prior to exercise, (iii) any portion of an Award that is terminated prior to the lapsing of the risks of forfeiture on such Award, (iv) shares of Common Stock used to pay the exercise price under any Award, (v) shares of Common Stock used to satisfy any tax withholding obligation attributable to any Award, whether such shares are withheld by the Company or tendered by the Participant, and (vi) shares of Common Stock covered by an Award to the extent the Award is settled in cash.

(a) For Options and Stock Appreciation Rights that are intended to constitute performance-based compensation (within the meaning of Code Section 162(m)), no more than 500,000 shares of Common Stock may be subject to such Awards granted to any one individual during any one calendar year.

(b) For Awards other than Options, Stock Appreciation Rights or Performance Cash Units that are intended to be performance-based compensation (within the meaning of Code Section 162(m)), no more than 500,000 shares of Common Stock may be subject to such Awards granted to any one individual during any one calendar year (regardless of whether settlement of the Award is to occur prior to, at the time of or after the time of vesting). If the delivery of Common Stock is deferred until after the Common Stock has been earned, any adjustment in the amount delivered to reflect actual or deemed earnings or other investment experience during the deferral period shall be disregarded.

(c) For Performance Cash Units that are intended to be performance-based compensation (within the meaning of Code Section 162(m)), the maximum amount payable to any Participant with respect to any twelve month performance period shall equal $2.5 million (pro rated for performance periods that are greater or lesser than twelve months).

SECTION 7.
PAYMENT OF OPTION EXERCISE PRICE

Upon exercise of an option, Participants may pay the exercise price of an Option (i) in cash, or with a personal check, certified check, or other cash equivalent, (ii) by the surrender by the Participant to the Company of previously acquired unencumbered shares of Common Stock (through physical delivery or attestation), (iii) through the withholding of shares of Common Stock from the number of shares otherwise issuable upon the exercise of the Option (e.g., a net share settlement), (iv) through broker-assisted cashless exercise if such exercise complies with applicable securities laws and any insider trading policy of the Company, (v) such other form of payment as may be authorized by the Administrator, or (vi) by a combination thereof. In the event the Participant elects to pay the exercise price, in whole or in part, with previously acquired shares of Common Stock or through a net share settlement, the then-current Fair Market Value of the stock delivered or withheld shall equal the total exercise price for the shares being purchased in such manner.

The Administrator may, in its sole discretion, limit the forms of payment available to the Participant and may exercise such discretion any time prior to the termination of the Option granted to the Participant or upon any exercise of the Option by the Participant. “Previously acquired shares of Common Stock” means shares of Common Stock which the Participant owns on the date of exercise (or for such other period of time, if any, as may be required by generally accepted accounting principles or any successor principles applicable to the Company).

With respect to payment in the form of Common Stock, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, if applicable.

SECTION 8.
TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

Each Incentive Stock Option shall be evidenced by an Incentive Stock Option Agreement, which shall comply with and be subject to the following terms and conditions:

(a) Number of Shares and Exercise Price.  The Incentive Stock Option Agreement shall state the total number of shares covered by the Incentive Stock Option. Except as permitted by Code Section 424(a), or any successor provision, the exercise price per share shall not be less than one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date the Administrator grants the Incentive Stock Option; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the exercise price per share of an Incentive Stock Option granted to such Participant shall not be less than one hundred ten percent (110%) of the per share Fair Market Value of Common Stock on the date of the grant of the Incentive Stock Option. The Administrator shall have full authority and discretion in establishing the exercise price and shall be fully protected in so doing.

(b) Exercisability and Term of Incentive Stock Options.  The Incentive Stock Option Agreement shall state when the Incentive Stock Option becomes exercisable (i.e., “vests”). The Participant may exercise the Incentive Stock Option, in full or in part, upon or after the vesting date of such Option (or portion thereof). Notwithstanding anything in this Plan or the Agreement to the contrary, the Participant may not exercise an Incentive Stock Option after the maximum term of such Option, as such term is specified in the Incentive Stock Option Agreement. Except as permitted by Code Section 424(a), in no event shall any Incentive Stock Option be exercisable during a term of more than ten (10) years after the date on which it is granted; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the Incentive Stock Option granted to such Participant shall be exercisable during a term of not more than five (5) years after the date on which it is granted.

The Administrator may accelerate the exercisability of any Incentive Stock Option granted hereunder which is not immediately exercisable as of the date of grant.

(c) No Rights as Shareholder.  A Participant (or the Participant’s successors) shall have no rights as a shareholder with respect to any shares covered by a Incentive Stock Option until the date of the issuance of the Common Stock subject to such Award upon exercise, as evidenced by a stock certificate or as reflected in the books and records of the Company or its designated agent (i.e., a “book entry”). Except as provided in Section 14 of the Plan, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are actually issued (as evidenced in either certificated or book entry form).

(d) Withholding.  The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of an Incentive Stock Option or a “disqualifying disposition” of shares acquired through the exercise of an Incentive Stock Option as defined in Code Section 421(b) or require the Participant to remit an amount sufficient to satisfy such withholding requirements, or any combination thereof. In the event the Participant is required under the Incentive Stock Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligation, in whole or in part, by delivering shares of Common Stock or by electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Incentive Stock Option. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise or disqualifying disposition. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s delivery of shares or the withholding of shares for this purpose shall occur on or before the later of (i) the date the Incentive Stock Option is exercised or the date of the disqualifying disposition, as the case may be, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law.

(e) Vesting Limitation.  Notwithstanding any other provision of the Plan, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other “incentive stock option” plans of the Company or any Affiliate shall not exceed $100,000 (or such other amount as may be prescribed by the Code from time to time); provided, however, that if the exercisability or vesting of an Incentive Stock Option is accelerated as permitted under the provisions of the Plan and such acceleration would result in a violation of the limit imposed by this Section 8(e), such acceleration shall be of full force and effect but the number of shares of Common Stock that exceed such limit shall be treated as having been granted pursuant to a Nonqualified Stock Option; and

provided, further, that the limits imposed by this Section 8(e) shall be applied to all outstanding Incentive Stock Options under the Plan and any other “incentive stock option” plans of the Company or any Affiliate in chronological order according to the dates of grant.

(f) Other Provisions.  The Incentive Stock Option Agreement authorized under this Section 8 shall contain such other provisions as the Administrator shall deem advisable. Any such Incentive Stock Option Agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary to ensure that such Incentive Stock Option will be considered an “incentive stock option” as defined in Code Section 422 or to conform to any change therein.

SECTION 9.
TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

Each Nonqualified Stock Option shall be evidenced by a Nonqualified Stock Option Agreement, which shall comply with and be subject to the following terms and conditions:

(a) Number of Shares and Exercise Price.  The Nonqualified Stock Option Agreement shall state the total number of shares covered by the Nonqualified Stock Option. The exercise price per share shall be not less than one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date the Administrator grants the Nonqualified Stock Option.

(b) Term and Exercisability of Nonqualified Stock Options.  The Nonqualified Stock Option Agreement shall state when the Nonqualified Stock Option becomes exercisable (i.e., “vests”). The Participant may exercise the Nonqualified Stock Option, in full or in part, upon or after the vesting date of such Option (or portion thereof); provided, however, that the Participant may not exercise a Nonqualified Stock Option after the maximum term of such Option, as such term is specified in the Nonqualified Stock Option Agreement.

The Administrator may accelerate the exercisability of any Nonqualified Stock Option granted hereunder which is not immediately exercisable as of the date of grant.

(c) No Rights as Shareholder.  A Participant (or the Participant’s successors) shall have no rights as a shareholder with respect to any shares covered by a Nonqualified Stock Option until the date of the issuance of the Common Stock subject to such Award upon exercise, as evidenced by a stock certificate or as reflected in the books and records of the Company or its designated agent (i.e., a “book entry”). Except as provided in Section 14 of the Plan, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are actually issued (as evidenced in either certificated or book entry form).

(d) Withholding.  The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of a Nonqualified Stock Option, or require the Participant to remit an amount sufficient to satisfy such withholding requirements. In the event the Participant is required under the Nonqualified Stock Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligation, in whole or in part, by delivering shares of Common Stock or by electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Nonqualified Stock Option. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s delivery of shares or the withholding of shares for this purpose shall occur on or before the later of (i) the date the Nonqualified Stock Option is exercised, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law.

(e) Other Provisions.  The Nonqualified Stock Option Agreement authorized under this Section 9 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 10.
RESTRICTED STOCK AWARDS

Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement, which shall comply with and be subject to the following terms and conditions:

(a) Number of Shares.  The Restricted Stock Award Agreement shall state the total number of shares of Common Stock covered by the Restricted Stock Award.

(b) Risks of Forfeiture.  The Restricted Stock Award Agreement shall set forth the risks of forfeiture, if any, including risks of forfeiture based on Performance Objectives, which shall apply to the shares of Common Stock covered by the Restricted Stock Award, and shall specify the manner in which such risks of forfeiture shall lapse. The Administrator may, in its sole discretion, modify the manner in which such risks of forfeiture shall lapse but only with respect to those shares of Common Stock which are restricted as of the effective date of the modification.

(c) Issuance of Shares; Rights as Shareholder.  Except as provided below, the Company shall cause a stock certificate to be issued and shall deliver such certificate to the Participant or hold such certificate in a manner determined by the Administrator in its sole discretion; provided, however, that in lieu of a stock certificate, the Company may evidence the issuance of shares by a book entry in the records of the Company or its designated agent (if permitted by the Company’s designated agent and applicable law, as determined by the Administrator in its sole discretion). The Company shall cause a legend or notation to be placed on such certificate or book entry describing the risks of forfeiture and other transfer restrictions set forth in the Participant’s Restricted Stock Award Agreement and providing for the cancellation and, if applicable, return of such certificate or book entry if the shares of Common Stock subject to the Restricted Stock Award are forfeited.

Until the risks of forfeiture have lapsed or the shares subject to such Restricted Stock Award have been forfeited, the Participant shall be entitled to vote the shares of Common Stock represented by such stock certificates and shall receive all dividends attributable to such shares, but the Participant shall not have any other rights as a shareholder with respect to such shares.

(d) Withholding Taxes.  The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Restricted Stock Award, or require the Participant to remit an amount sufficient to satisfy such withholding requirements. In the event the Participant is required under the Restricted Stock Award Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligations, in whole or in part, by delivering shares of Common Stock, including shares of Common Stock received pursuant to the Restricted Stock Award on which the risks of forfeiture have lapsed. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the lapsing of the risks of forfeiture on such Restricted Stock Award. In no event may the Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s delivery of shares shall occur on or before the date that the amount of tax to be withheld is determined under applicable tax law.

(e) Other Provisions.  The Restricted Stock Award Agreement authorized under this Section 10 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 11.
RESTRICTED STOCK UNIT AWARDS

Each Restricted Stock Unit Award shall be evidenced by a Restricted Stock Unit Award Agreement, which shall comply with and be subject to the following terms and conditions:

(a) Number of Shares.  The Restricted Stock Unit Award Agreement shall state the total number of shares of Common Stock covered by the Restricted Stock Unit Award.

(b) Vesting.  The Restricted Stock Unit Award Agreement shall set forth the period over which the Restricted Stock Unit Award may become vested and/or the conditions, including conditions based on Performance Objectives, to which such vesting is subject. The Administrator may, in its sole discretion, accelerate the vesting of any Restricted Stock Unit Award.

(c) Issuance of Shares; Rights as Shareholder.  The Participant shall be entitled to payment of the Restricted Stock Unit Award as the units subject to such Award vest. The Administrator may, in its sole discretion, pay Restricted Stock Units in cash, shares of Common Stock or any combination thereof. If payment is made in shares of Common Stock, the Administrator shall cause to be issued one or more stock certificates in the Participant’s name and shall deliver such certificates to the Participant in satisfaction of such units; provided, however, that in lieu of stock certificates, the Company may evidence such shares by a book entry in the records of the Company or its designated agent (if permitted by the Company’s designated agent and applicable law, as determined by the Administrator in its sole discretion). Until the units subject to the Restricted Stock Unit Award have vested, the Participant shall not be entitled to vote any shares of stock which may be acquired through the Award, shall not receive any dividends attributable to such shares, and shall not have any other rights as a shareholder with respect to such shares.

(d) Withholding Taxes.  The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Restricted Stock Unit Award, or require the Participant to remit an amount sufficient to satisfy such withholding requirements. In the event the Participant is required under the Restricted Stock Unit Award Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligations, in whole or in part, by delivering shares of Common Stock, including shares of Common Stock received pursuant to the Restricted Stock Unit Award. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the lapsing of the risks of forfeiture on such Restricted Stock Unit Award. In no event may the Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s delivery of shares for this purpose shall occur on or before the date that the amount of tax to be withheld is determined under applicable tax law.

(e) Other Provisions.  The Restricted Stock Unit Award Agreement authorized under this Section 11 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 12.
PERFORMANCE AWARDS

Each Performance Award shall be evidenced by a Performance Award Agreement, which shall comply with and be subject to the following terms and conditions:

(a) Awards.  Performance Awards may be in the form of Performance Cash Units or Performance Shares. Performance Cash Units shall consist of monetary awards which may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period. Performance Shares shall consist of shares of Common Stock or other Awards denominated in shares of Common Stock that may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period.

(b) Performance Objectives, Performance Period and Payment by the Company. The Performance Award Agreement shall set forth:

(i) the number of Performance Cash Units or Performance Shares subject to the Performance Award, and the dollar value of each Performance Cash Unit;

(ii) one or more Performance Objectives established by the Administrator and the method for measuring performance;

(iii) the Performance Period over which Performance Cash Units or Performance Shares may be earned or may become vested;

(iv) the extent to which partial achievement of the Performance Objectives may result in a payment or vesting of the Performance Award, as determined by the Administrator; and

(v) the date upon which payment of Performance Cash Units will be made or Performance Shares will be issued, as the case may be, and the extent to which such payment or the receipt of such Performance Shares may be deferred.

(c) Withholding Taxes.  The Company or its Affiliates shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Performance Award, or require the Participant to remit an amount sufficient to satisfy such withholding requirements. In the event the Participant is required under the Performance Award Agreement to pay the Company or its Affiliates, or make arrangements satisfactory to the Company or its Affiliates respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligations, in whole or in part, by delivering shares of Common Stock, including shares of Common Stock received pursuant to the Performance Award. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes. In no event may the Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s delivery of shares for this purpose shall occur on or before the date that the amount of tax to be withheld is determined under applicable tax law.

(d) No Rights as Shareholder.  A Participant (or the Participant’s successors) shall have no rights as a shareholder with respect to any shares covered by a Performance Shares Award until the date of the issuance of a stock certificate evidencing such shares (after such Award has vested); provided, however, that in lieu of a stock certificate, the Company may evidence such shares by a book entry in the records of the Company or its designated agent (if permitted by the Company’s designated agent and applicable law, as determined by the Administrator in its sole discretion). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued or such book entry is made, except as otherwise provided in Section 14 of the Plan.

(e) Other Provisions.  The Performance Award Agreement authorized under this Section 12 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 12A.
CODE SECTION 162(m) PERFORMANCE-BASED COMPENSATION

The provisions of this Section 12A shall apply to any Award under the Plan that is intended to constitute performance-based compensation within the meaning of Code Section 162(m).

(a) Any Award under the Plan may be designated as performance-based compensation. To the extent required by Code Section 162(m), any Award (other than an Option or Stock Appreciation Right) so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee and the additional requirements set forth in this Section 12A shall apply.

(b) The performance targets established for the performance period established by the Committee shall be objective (as that term is described in regulations under Code Section 162(m)), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the Performance Objectives.

(c) A Participant otherwise entitled to receive an Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this Section 12A(c), such exercise of discretion may not result in an increase in the amount of the payment.

(d) If a Participant’s employment terminates because of death or disability, or if a change in control occurs prior to the Participant’s termination of employment, the Award may, to the extent provided by the Committee, become vested without regard to whether the Award would be performance-based compensation.

(e) An Award designated as performance-based compensation shall not vest prior to the first anniversary of the date on which it is granted (subject to acceleration of vesting, to the extent provided by the Committee, in the event of the Participant’s death, disability or change in control).

Nothing in this Section 12A shall preclude the Committee from granting Awards under the Plan or the Committee, the Company or any Subsidiary from granting any Awards outside of the Plan that are not intended to be performance-based compensation; provided, however, that, at the time of grant of the Award by the Committee, the Committee shall designate whether such Awards are intended to constitute performance-based compensation. To the extent that the provisions of this Section 12A reflect the requirements applicable to performance-based compensation, such provisions shall not apply to the portion of the Award, if any, that is not intended to constitute performance-based compensation. Unless otherwise indicated by the Committee at the time of grant, all Options and Stock Appreciation Rights granted pursuant to the Plan shall be deemed to be intended to be performance-based compensation for the purposes of Code Section 162(m).

SECTION 13.
STOCK APPRECIATION RIGHTS

Each Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Agreement, which shall comply with and be subject to the following terms and conditions:

(a) Awards.  A Stock Appreciation Right shall entitle the Participant to receive, upon exercise, cash, shares of Common Stock, or any combination thereof, having a value equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock on the date of such exercise, over (ii) a specified exercise price. The number of shares and the exercise price of the Stock Appreciation Right shall be determined by the Administrator on the date of grant. The specified exercise price shall not be less than 100% of the Fair Market Value of such shares of Common Stock on the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted independent of or in tandem with a previously or contemporaneously granted Option.

(b) Term and Exercisability.  The Stock Appreciation Right Agreement shall state when the Stock Appreciation Right becomes exercisable (i.e., “vests”). The Participant may exercise the Stock Appreciation Right, in full or in part, upon or after the vesting date of such Stock Appreciation Right (or portion thereof); provided, however, that the Participant may not exercise a Stock Appreciation Right after the maximum term of such Stock Appreciation Right, as such term is specified in the Stock Appreciation Right Agreement.

The Administrator may accelerate the exercisability of any Stock Appreciation Right granted hereunder which is not immediately exercisable as of the date of grant. If a Stock Appreciation Right is granted in tandem with an Option, the Stock Appreciation Right Agreement shall set forth the extent to which the exercise of all or a portion of the Stock Appreciation Right shall cancel a corresponding portion of the Option, and the extent to which the exercise of all or a portion of the Option shall cancel a corresponding portion of the Stock Appreciation Right.

(c) Withholding Taxes.  The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Stock Appreciation Right, or require the Participant to remit an amount sufficient to satisfy such withholding requirements. In the event the Participant is required under the Stock Appreciation Right to pay the Company or its Affiliate, or make arrangements satisfactory to the Company or its Affiliate respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligation, in whole or in part, by delivering shares of Common Stock or by electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Stock Appreciation Right. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s delivery of shares or the withholding of shares for this purpose shall occur on or before the later of (i) the date the Stock Appreciation Right is exercised, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law.

(d) No Rights as Shareholder.  A Participant (or the Participant’s successors) shall have no rights as a shareholder with respect to any shares covered by a Stock Appreciation Right until the date of the issuance of a stock certificate evidencing such shares; provided, however, that in lieu of stock certificates, the Company may evidence such shares by a book entry in the records of the Company or its designated agent (if permitted by the Company’s designated agent and applicable law, as determined by the Administrator in its sole discretion). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued or such book entry is made (except as otherwise provided in Section 14 of the Plan).

(e) Other Provisions.  The Stock Appreciation Right Agreement authorized under this Section 13 shall contain such other provisions as the Administrator shall deem advisable, including but not limited to any restrictions on the exercise of the Stock Appreciation Right which may be necessary to comply with Rule 16b-3.

SECTION 14.
RECAPITALIZATION, EXCHANGE,
LIQUIDATION, OR CHANGE OF CONTROL

(a) In General.  In the event of an increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse split, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, other than due to conversion of the convertible securities of the Company, the Administrator may, in its sole discretion, adjust the class and number of shares of stock reserved under Section 6 of this Plan, the class and number of shares of stock covered by each outstanding Award, and, if and as applicable, the exercise price per share of each outstanding Award to reflect such change. Additional shares which may become covered by the Award pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

(b) Liquidation.  Unless otherwise provided in the Agreement evidencing an Award, in the event of a dissolution or liquidation of the Company, the Administrator may provide for one or both of the following:

(i) the acceleration of the exercisability of any or all outstanding Options or Stock Appreciation Rights, the vesting and payment of any or all Performance Awards or Restricted Stock Unit Awards, or the lapsing of the risks of forfeiture on any or all Restricted Stock Awards; provided, however, that no such acceleration, vesting or payment shall occur if the acceleration, vesting or payment would violate the requirements of Code Section 409A; or

(ii) the complete termination of this Plan and the cancellation of any or all Awards (or portions thereof) which have not been exercised, have not vested, or remain subject to risks of forfeiture, as applicable, in each case immediately prior to the completion of such a dissolution or liquidation.

(c) Change of Control.  In the event of a Change of Control, all outstanding Awards that are unvested shall vest automatically and without further action by the Administrator. Unless otherwise provided in the Agreement evidencing an Award, in the event of a Change of Control, the Administrator may provide for one or more of the following:

(i) that the entity succeeding the Company by reason of such Change of Control, or the parent of such entity, shall assume or continue any or all Awards (or portions thereof) outstanding immediately prior to the Change of Control or substitute for any or all such Awards (or portions thereof) a substantially equivalent award with respect to the securities of such successor entity, as determined in accordance with applicable laws and regulations;

(ii) that Participants holding outstanding Awards shall become entitled to receive, with respect to each share of Common Stock subject to such Award as of the effective date of any such Change of Control, cash in an amount equal to (1) for Participants holding Options or Stock Appreciation Rights, the excess of the Fair Market Value of such Common Stock on the date immediately preceding the effective date of such Change of Control over the exercise price per share of Options or Stock Appreciation Rights; or (2) for Participants holding Awards other than Options or Stock Appreciation Rights, the Fair Market Value of such Common Stock on the date immediately preceding the effective date of such Change of Control.

The Administrator need not take the same action with respect to all Awards (or portions thereof) or with respect to all Participants. In addition, the Administrator may restrict the rights of or the applicability of this Section 14 to the extent necessary to comply with Section 16(b) of the Exchange Act, the Internal Revenue Code or any other applicable law or regulation. The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 15.
NON-TRANSFERABILITY

Except as expressly provided in this Plan or an Agreement, no Award shall be transferable by the Participant, in whole or in part, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Award, such transfer shall be void and the Award shall terminate.

Notwithstanding anything in this Section 15 to the contrary, Non-Qualified Stock Options shall be transferable, in whole or in part, by the Participant by will or by the laws of descent and distribution. In addition, the Administrator may, in its sole discretion, permit the Participant to transfer any or all Nonqualified Stock Option to any member of the Participant’s “immediate family” as such term is defined in Rule 16a-1(e) of the Exchange Act, or any successor provision, or to one or more trusts whose beneficiaries are members of such Participant’s “immediate family” or partnerships in which such family members are the only partners; provided, however, that the Participant cannot receive any consideration for the transfer and such transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to such Nonqualified Stock Option immediately prior to its transfer.

SECTION 16.
INVESTMENT PURPOSE AND SECURITIES COMPLIANCE

No shares of Common Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company’s counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Common Stock to Participant, the Administrator may require Participant to (a) represent that the shares of Common Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (b) represent that Participant shall not dispose of the shares of Common Stock in violation of the Securities Act of 1933 or any other applicable securities laws.

As a further condition to the grant of any Option or the issuance of Common Stock to a Participant, the Participant agrees to the following:

(a) In the event the Company advises the Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, the Participant will execute any lock-up agreement the Company and the underwriter(s) deem necessary or appropriate, in their sole discretion, in connection with such public offering.

(b) In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of outstanding Awards so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of any Award and the date on which such Award must be exercised or remove the risks of forfeiture to which the Award is subject, provided that the Company gives Participant prior written notice of such acceleration or removal, and (ii) to cancel any outstanding Awards (or portions thereof) which Participant does not exercise prior to or contemporaneously with such public offering.

(c) In the event of a Change of Control, Participant will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Participant is an “affiliate” (as defined in such applicable legal and accounting principles) at the time of the Change of Control, and Participant will execute any documents necessary to ensure compliance with such rules.

The Company reserves the right to place a legend on any stock certificate (or a notation on any book entry shares permitted by the Administrator) issued in connection with an Award pursuant to the Plan to assure compliance with this Section 16.

The Company shall not be required to register or maintain the registration of the Plan, any Award, or any Common Stock issued or issuable pursuant to the Plan under the Securities Act of 1933 or any other applicable securities laws. If the Company is unable to obtain the authority that the Company or its counsel deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall not be liable for the failure to issue and sell Common Stock upon the exercise, vesting, or lapse of restrictions of forfeiture of an Award unless and until such authority is obtained. A Participant shall not be eligible for the grant of an Award or the issuance of Common Stock pursuant to an Award if such grant or issuance would violate any applicable securities law.

SECTION 17.
AMENDMENT OF THE PLAN

The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such suspension, termination, revision, or amendment, except as is authorized in Section 14, shall impair the terms and conditions of any Award which is outstanding on the date of such suspension, termination, revision, or amendment to the material detriment of the Participant without the consent of the Participant. Notwithstanding the foregoing, except as provided in Section 14 of this Plan, to the extent required by applicable law or regulation, the Board may not, without shareholder approval, revise or amend the Plan (i) to materially increase the number of shares subject to the Plan, (ii) to change the designation of Participants, including the class of Employees, eligible to receive Awards, (iii) to decrease the price at which Options or Stock Appreciation Rights may be granted, (iv) to cancel Options or Stock Appreciation Rights that have an exercise price in excess of the Fair Market Value of the Common Stock, (v) to materially increase the benefits accruing to Participants under the Plan, or (vi) in any manner that will cause Incentive Stock Options to fail to meet the requirements of Code Section 422.

To the extent applicable, this Plan and all Agreements shall be interpreted in accordance with the requirements of Code Sections 409A and 422 and the regulations, notices, and other guidance of general applicability issued thereunder. Furthermore, notwithstanding anything in the Plan or any Agreement to the contrary, the Board may amend the Plan or Agreement to the extent necessary or desirable to comply with such requirements without the consent of the Participant.

SECTION 18.
NO OBLIGATION TO EXERCISE OPTION;
NO EMPLOYMENT OR OTHER SERVICE RIGHTS

The granting of an Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise such Option or Stock Appreciation Right. Further, the granting of an Award hereunder shall not impose upon the Company or any Affiliate any obligation to retain the Participant in its employ or service for any period.

SECTION 19.
MISCELLANEOUS

(a) Issuance of Shares.  The Company is not required to issue or remove restrictions on shares of Common Stock granted pursuant to the Plan until the Administrator determines that: (i) all conditions of the Award have been satisfied, (ii) all legal matters in connection with the issuance have been satisfied, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator may consider appropriate, in its sole discretion, to satisfy the requirements of any applicable law or regulation.

(b) Choice of Law.  The law of the state of Delaware shall govern all questions concerning the construction, validity, and interpretation of this Plan, without regard to that state’s conflict of laws rules.

(c) Severability.  In the event that any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(d) No Duty to Notify.  The Company shall have no duty or obligation to any Participant to advise such Participant as to the time and manner of exercising an Award or as to the pending termination or expiration of such Award. In addition, the Company has no duty or obligation to minimize the tax consequences of an Award to the Participant.

EMERALD OIL INC.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE –
www.proxypush.com/eox
Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 19, 2015.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 19, 2015.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of directors:

01 Duke R. Ligon
02 James Russell (J.R.) Reger
03 McAndrew Rudisill
04 Seth Setrakian
05 Daniel L. Spears
06 Ben A. Guill

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

3. Approve the Third Amended and Restated 2011 Equity Incentive Plan; ☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ______________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.